Exhibit 10.6

M.D.C. HOLDINGS, INC.

401(k) SAVINGS PLAN

(Amended and Restated Effective January 1, 2008)

M.D.C. HOLDINGS, INC. 401(K) SAVINGS PLAN

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS		2
1.1	Account	2
1.2	Actual Contribution Percentage Test or ACP Test	2
1.3	Actual Deferral Percentage Test or ADP Test	2
1.4	Administrator	2
1.5	Aggregate Contributions	2
1.6	Annual Additions	2
1.7	Application for Benefits	3
1.8	Beneficiary	3
1.9	Benefit Starting Date	3
1.10	Cash or Deferred Arrangement	3
1.11	Cash-Out Limit	3
1.12	Catch-Up Contributions	3
1.13	Code	4
1.14	Committee	4
1.15	Compensation	4
1.16	Date of Employment	5
1.17	Date of Re-employment	5
1.18	Death	5
1.19	Deferral Contributions or Deferrals	5
1.20	Deferral Limit	5
1.21	Disability or Disabled Participant	5
1.22	Effective Date	5
1.23	Elapsed Time Basis	5
1.24	Eligible Employee	6
1.25	Employee	6
1.26	Employer	6
1.27	Employer Stock or Employer Stock Fund	6
1.28	Entry Date	6
1.29	ERISA	7
1.30	Excess Aggregate Contributions	7
1.31	Excess Contributions	7
1.32	Excess Deferrals	7
1.33	Highly Compensated Participant	7
1.34	Hour of Service	7
1.35	Leave of Absence	8
1.36	Limitation Year	8
1.37	Matching Contributions	8
1.38	Non-Highly Compensated Participant	8
1.39	Normal Retirement Age	8

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1.40	One-Year Period of Severance	8
1.41	Participant	9
1.42	Plan	9
1.43	Plan Year	9
1.44	Profit Sharing Contributions	9
1.45	Qualified Nonelective Contributions	9
1.46	Regulation	9
1.47	Rollover Contributions	9
1.48	Roth Contributions	9
1.49	Severance from Service	9
1.50	Spouse	9
1.51	Suspense Account	10
1.52	Termination Date	10
1.53	Testing Compensation	10
1.54	Trust Agreement	10
1.55	Trust Fund	10
1.56	Trustee	10
1.57	Valuation Date	10
1.58	Year of Service	10

ARTICLE 2. ELIGIBILITY AND PARTICIPATION		11
2.1	Eligibility to Participate	11
2.2	Participation after Reemployment	11
2.3	Leaves of Absence	11
2.4	Information Provided to Administrator	11
2.5	Reliance on Information Provided	11
2.6	Notification of Eligibility	12

ARTICLE 3. SERVICE AND VESTING		13
3.1	Service Counting Method	13
3.2	Vested Percentage	13
3.3	Qualified Military Service	14
3.4	Forfeitures	14
3.5	Reinstatement of Vesting Service upon Reemployment	14
3.6	Restoration of Forfeited Amounts upon Reemployment	14

ARTICLE 4. CONTRIBUTIONS TO THE TRUST FUND		15
4.1	Deferral Contributions	15
4.2	Matching Contributions	16
4.3	Profit Sharing Contributions	17
4.4	Eligibility to Receive Allocation of Employer Contributions	18
4.5	Qualified Nonelective Contributions	18
4.6	Timing of Contributions	19
4.7	Source of Contributions; Requirement of Profits	19
4.8	Rollovers and Transfers	19

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ARTICLE 5. ACCOUNT ALLOCATIONS; INVESTMENTS; LIMITATIONS ON CONTRIBUTIONS		21
5.1	Valuation and Adjustment of Accounts	21
5.2	Forfeiture of Non-Vested Amounts	21
5.3	Disposition of Forfeitures	21
5.4	Directed Investments	21
5.5	Annual Adjustments	24
5.6	Maximum Deductible Contributions	24
5.7	Elective Deferral Limit	24
5.8	Annual Additions Limit	25
5.9	ADP Test	26
5.10	ACP Test	28

ARTICLE 6. DISTRIBUTION OF PLAN BENEFITS		30
6.1	Distribution Events	30
6.2	Amount of Plan Benefits	30
6.3	Form of Distribution	30
6.4	Timing of Distribution	30
6.6	Distributions Upon Death of Participant	33
6.7	Death Benefits	35
6.8	Determination of Beneficiary	35
6.9	Rollover of Plan Distributions	37
6.10	Repayment of Distribution	38

ARTICLE 7. PARTICIPANT STATUS AND RIGHTS		39
7.1	Stock Holding Limitation	39
7.2	Voting Rights	39
7.3	Notices	40
7.4	Retention/Sale of Employer Stock and Other Securities	40
7.5	Tender Offers	40
7.6	Stock Rights	41
7.7	Confidentiality	43
7.8	Put Option	44
7.9	Changes to Employer Stock	45
7.10	Participant Loans	45
7.11	Withdrawals Prior to Separation from Service	48
7.12	Assignment and Alienation	49
7.13	Qualified Domestic Relations Orders	49
7.14	Participant Rights	50
7.15	Effect on Employment Status	50

ARTICLE 8. APPLICATION FOR BENEFITS		51
8.1	Applying for Benefits	51
8.2	Denial of Benefits	51
8.3	Exhaustion of Remedies; Limitation of Actions	53
8.4	Missing Participants and Beneficiaries	53

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8.5	Incapacity of Participant or Beneficiary	54

ARTICLE 9. ADMINISTRATION OF THE PLAN		55
9.1	Administrator	55
9.2	Organization and Procedures	55
9.3	Powers and Duties	55
9.4	Consultation with Agents	57
9.5	Finality of Action	58
9.6	Indemnification	58
9.7	Compensation and Expenses	58

ARTICLE 10. THE TRUST FUND		59
10.1	The Trustee	59
10.2	The Trust Fund	59
10.3	Reversion of Assets	59

ARTICLE 11. PLAN FIDUCIARIES		61
11.1	Fiduciaries	61
11.2	Bonding Requirements	61
11.3	Prohibited Transactions	61
11.4	Fiduciary Responsibilities	61
11.5	Investment Managers	62

ARTICLE 12. AMENDMENT, TERMINATION AND MERGER		64
12.1	Plan Amendment	64
12.2	Vesting Amendments	64
12.3	Plan Termination	64
12.4	Plan Merger	65

ARTICLE 13. TOP-HEAVY PROVISIONS		67
13.1	Top-Heavy Definitions	67
13.2	Determination of Top-Heavy Status	67
13.3	Change in Vesting Schedule	68
13.4	Minimum Contribution	68

ARTICLE 14. GENERAL PROVISIONS		70
14.1	Interpretation	70
14.2	Liability for Participant Representations	70
14.3	Governing Law	70

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M.D.C. HOLDINGS, INC. 401(K) SAVINGS PLAN

(Amended and Restated Effective January 1, 2008)

INTRODUCTION

M.D.C. Holdings, Inc., a corporation duly organized under the laws of the State of Delaware and having its principal place of business in Denver, Colorado, originally adopted the M.D.C. Holdings, Inc. 401(k) Savings Plan (the “Plan”) effective January 1, 1992, for the exclusive benefit of its Employees and their Beneficiaries. The Plan was restated on January 1, 1997 to reflect changes in the law as a result of the Uruguay Round Agreements Act, implementing Agreements under the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 (collectively, “GUST”).

Effective January 1, 2008, the Plan is hereby amended and restated to incorporate all amendments to the Plan since it was last restated and to make necessary and desirable amendments as provided or permitted by certain recent changes in the law, including changes made by the final Regulations under Code Sections 401(k) and 401(m) (relating to elective deferrals and matching contributions) and the Pension Protection Act of 2006.

The purposes of the Plan are to provide retirement, termination, death, and disability benefits to Employees and their Beneficiaries, to reward faithful service, and to encourage the Employees’ incentive to improve profitability.

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Holme Roberts & Owen LLP does not and will not impose any limitations on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.

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ARTICLE 1.

DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1	Account means the separate account maintained for a Participant consisting of all contributions allocated to the Participant’s Account and the income, expenses, gains, and losses allocated thereto in accordance with Section 5.1. Each Participant’s Account will consist of subaccounts, which each shall reflect the portion of the Participant’s Account derived from the source for which the subaccount is named, including some or all of the following: Deferral Account, Catch-Up Contributions Account (which may be a subaccount of the Deferral Account), Roth Contributions Account (which may be a subaccount of the Deferral Account), Matching Contributions Account, Profit Sharing Contributions Account, Qualified Nonelective Contributions Account, and Rollover Contributions Account.

1.2	Actual Contribution Percentage Test or ACP Test means the actual contribution percentage test of Code Section 401(m) and the Regulations thereunder by which the average of the contribution ratios are calculated separately for each individual in eligible Highly Compensated Participants and eligible Non-Highly Compensated Participants, of a Participant’s Deferral Contributions and Matching Contributions for the applicable Plan Year (plus all or a portion of the Qualified Matching Contributions and Qualified Nonelective Contributions, if any, as determined by the Employer) to the Participant’s Testing Compensation.

1.3	Actual Deferral Percentage Test or ADP Test means the actual deferral percentage test of Code Section 401(k) and the Regulations thereunder, by which the average of the contribution ratios are calculated separately for each individual in the group of Highly Compensated Participants and the group of Non-Highly Compensated Participants, of a Participant’s Deferral Contributions for the applicable Plan Year (plus all or a portion of the Qualified Nonelective Contributions, if any, made with respect to a Participant for such year and such other amounts that are treated as Deferral Contributions for such year pursuant to Regulations) to the Participant’s Testing Compensation.

1.4	Administrator means the individual or committee appointed by the Employer to administer the Plan as provided in Article 9.

1.5	Aggregate Contributions means Matching Contributions (to the extent not taken into account for purposes of the ADP Test) made under the Plan on behalf of a Participant for the Plan Year. Aggregate Contributions shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

1.6	Annual Additions means, for each Limitation Year, the sum of—

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(a)	the contributions by the Employer to this Plan or any other qualified defined contribution retirement plan that are allocated for the benefit of a Participant, including any forfeitures;

(b)	any Participant contributions to this Plan or to any other such plan (other than contributions made pursuant to Code Section 414(v)); and

(c)	for purposes of the dollar limitation on Annual Additions, any contributions by the Employer allocated to a medical expense reimbursement account which is established under Code Section 401(h) for a Participant under any pension or annuity plan, or, in the case of a key employee as defined in Code Section 416, any contribution by the Employer allocated on his behalf to a separate account in a funded welfare benefit plan established for the purpose of providing post-retirement medical benefits.

Anything herein to the contrary notwithstanding, Annual Additions shall not include any investment earnings allocable to a Participant, any Rollover Contributions or amounts transferred directly to a trustee from another qualified plan, contributions of amounts previously distributed to former employees who are reemployed or payments of principal and interest on Plan loans.

1.7	Application for Benefits means the administrative method and procedures established by the Administrator in order for a Participant to receive benefits hereunder, including any electronic methods prescribed by the Administrator.

1.8	Beneficiary means any individual, trust, estate, or other recipient properly designated by the Participant pursuant to the procedures required by the Administrator to receive Death benefits payable hereunder, on either a primary or contingent basis.

1.9	Benefit Starting Date means the first day of the first period for which a Participant or Beneficiary is considered to have received any benefit payments under the Plan, or the first date on which such benefit payments are paid or are payable under the Plan.

1.10	Cash or Deferred Arrangement means that a Participant may elect to have the Employer make payments on behalf of the Participant either as Employer contributions to the Plan or to the Participant directly in cash.

1.11	Cash-Out Limit means $5,000 calculated as of the time of distribution or any other time, or such other maximum amount as may be determined from time to time in accordance with the Code or Regulations. The value of a Participant’s vested Account for purposes of applying the Cash-Out Limit shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto).

1.12	Catch-Up Contributions means Deferrals the Employer makes to the Plan in accordance with a Participant’s contribution election pursuant to Section 4.1(b).

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1.13	Code means the Internal Revenue Code of 1986, as now in effect and as may be amended from time to time.

1.14	Committee means the committee or committees designated to act as the Administrator as provided in Article 9, whose powers and duties shall be determined by the Plan in conjunction with the charter(s) governing the committee(s).

1.15	Compensation means—

(a)	The amount paid or made available to an Employee for the entire Plan Year that is reported as wages on the Employee’s Form W-2, and shall include Elective Deferrals, as well as Employer contributions which are not includible in the gross income of the Employee under Code Sections 125 (salary deferrals under a cafeteria plan, including any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage, if the Employer does not request information regarding such other health coverage) and 132(f) (qualified transportation expenses); but

(b)	Compensation shall not include—

(1)	Employer-paid allowances or reimbursements for meal, moving, relocation or other similar business-related expenses, except in the case of taxable automobile allowances;

(2)	Employer contributions to or benefits received under any Employer sponsored health or welfare benefit plan, program or arrangement;

(3)	any non-cash compensation, severance pay, pay for unused vacation or incentive pay paid after the Employee’s Severance from Service, or employee discounts;

(4)	Employer contributions, including those made pursuant to Employee elections, to a plan of deferred compensation which are not includible in the Employee’s gross income for the year of contribution; and

(5)	all reimbursements or other expense allowances and cash and non-cash fringe benefits.

(c)	In no event shall Compensation include any amount in excess of $200,000 (as adjusted pursuant to Code Section 401(a)(17)(B) in any Plan Year, subject to any adjustments to reflect any increase in the cost of living as determined by the Secretary of the Treasury. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the Code Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

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1.16	Date of Employment means the date on which an Employee first begins service with the Employer.

1.17	Date of Re-Employment means the date on which an Employee recommences service with the Employer.

1.18	Death means the Participant’s death for which a certificate or declaration of death is issued, and may include the Participant’s disappearance, as determined in the sole discretion of the Administrator.

1.19	Deferral Contributions or Deferrals means contributions, intended to qualify as pre-tax contributions under Code Section 401(k), that the Employer makes to the Plan in accordance with a Participant’s contribution election pursuant to Section 4.1(a).

1.20	Deferral Limit means the limit on Deferrals as set forth in Code Section 402(g), as may be adjusted under Code Section 402(g)(4).

1.21	Disability or Disabled Participant refers to a Participant who is determined to qualify for benefits under the long-term disability plan sponsored by the Employer under which the Participant is covered. If, however, the Administrator determines to apply a different standard, to the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

1.22	Effective Date means January 1, 1992. The Effective Date of this restatement shall be January 1, 2008. If an earlier effective date for a provision in this restated Plan applies, the provision shall be effective as of the earlier effective date notwithstanding the general January 1, 2008 effective date.

1.23	Elapsed Time Basis means the method of crediting service based on Elapsed Time. Elapsed Time shall mean an Employee’s service with the Employer, beginning on the date for which the Employee is first credited with an Hour of Service within the meaning of Section 1.34(a). In determining an Employee’s Elapsed Time, the following rules shall apply:

(a)	Elapsed Time continues until an Employee’s Severance from Service.

(b)	There is no Severance from Service if an Employee is credited with an Hour of Service within 12 months of his Termination Date.

(c)	Elapsed Time is measured in days and aggregated in full and fractional years, with 30 days equaling one month and 12 months equaling one year; provided, however, that a Participant shall not receive multiple credit for Elapsed Time with respect to any single period.

(d)	If an Employee is credited with an Hour of Service following his Severance from Service, a new period of Elapsed Time begins, which is then aggregated with the Employee’s prior periods of Elapsed Time.

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(e)	For purposes of vesting, Elapsed Time shall not include Service completed prior to the attainment of age 18.

1.24	Eligible Employee means any Employee of the Employer, but shall not include—

(a)	any Employee included in a unit of Employees covered by a collective bargaining agreement between the Employer and an employee representative, the negotiation of which retirement benefits were the subject of good faith bargaining, unless the Employer and the employee representative agreed to allow such Employees to participate in the Plan pursuant to the terms of the collective bargaining agreement covering such Employees;

(b)	any alien who has established residence within the United States in violation of the laws of the United States, regardless of whether such person was previously determined by the Employer to be an Eligible Employee in reliance on the information or documentation provided by the Employee to the Employer

(c)	any Employee who is a nonresident alien who receives no earned income from the Employer which constitutes income from sources within the United States; and

(d)	any Employee of the Employer with respect to any period prior to the date that the Employer shall have adopted this Plan with respect to its Employees.

1.25	Employee means any individual who, on the basis of the Employer’s customary practices consistently applied, is classified as an employee of the Employer. Notwithstanding anything herein to the contrary, the term Employee shall not include—

(a)	any agent, consultant, independent contractor or self-employed individual who has entered into an agency, consulting, independent contractor or other similar arrangement with the Employer, or

(b)	any individual who provides services to the Employer under a contract between the Employer and a temporary help firm, employee leasing company, technical services firm, outsourcing company, professional employer organization or similar entity, regardless of whether such person is later determined by a court or governmental agency to have an Employee relationship with the Employer.

1.26	Employer means M.D.C. Holdings, Inc., a Delaware corporation, or its successors or assigns, and any group of corporations or other business organizations of which M.D.C. Holdings, Inc. is a member, to the extent such entity participates in the Plan, determined by using tests established under Code Sections 414(b), (c), (m) and (o), modified for purposes of Code Section 415 only by Code Section 415(h).

1.27	Employer Stock or Employer Stock Fund means the common stock of M.D.C. Holdings, Inc. and any share or shares of such stock hereafter issued or issuable in substitution of such stock.

1.28	Entry Date means the first day of each month.

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1.29	ERISA means the Employee Retirement Income Security Act of 1974, as now in effect and as thereafter amended from time to time, and any Regulations issued thereunder.

1.30	Excess Aggregate Contributions mean the amount of Aggregate Contributions made on behalf of Highly Compensated Participants that cause the Plan to fail the ACP Test.

1.31	Excess Contributions mean the amount of Elective Deferrals made by Highly Compensated Participants that cause the Plan to fail the ADP Test.

1.32	Excess Deferrals means Elective Deferrals in excess of the Elective Deferrals Limit, or Elective Deferrals designated by the Participant as Excess Deferrals under the Plan.

1.33	Highly Compensated Participant means highly compensated active Participants and highly compensated former Participants as follows:

(a)	A highly compensated active Participant includes any Participant who (i) was a five percent (5%) owner (as defined in Code Section 416(i)(1)) of the Employer at any time during the current or preceding year, or (ii) for the preceding year, had Testing Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 414(q).

(b)	A former Participant shall be treated as a Highly Compensated Participant if (i) such person was a Highly Compensated Participant when such Employee separated from service, or (ii) such person was a Highly Compensated Participant at any time after attaining age 55.

(c)	The determination of who is a Highly Compensated Participant shall be made in accordance with Code Section 414(q) and the Regulations thereunder. Employers aggregated under Code Sections 414(b), (c), (m) or (o) are treated as a single employer.

(d)	The determination year is the Plan Year for which the determination of who is a Highly Compensated Participant is being made. The lookback year is the Plan Year immediately preceding the determination year.

1.34	Hour of Service means any of the following:

(a)	Paid Duty. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the Plan Year in which the duties are performed.

(b)

Paid Non-Duty. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Leave of Absence. No more than 501 hours will be credited under this subsection for any single continuous period (whether or not such period occurs in a single computation period). Hours under this subsection will be calculated and

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credited pursuant to Regulation Section 2530.200b-2, which is incorporated herein by this reference.

(c)	Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c). These hours will be credited to the Employee for the Plan Year to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

(d)	Authorized Leave. Each hour for which an Employee is not directly or indirectly compensated, or entitled to be compensated, by the Company due to (i) military duty, provided the Employee returns to active employment following his discharge from such service within the period that his employment rights are protected by Code Section 414(u), (ii) family or medical necessity for which service credit is required under the Family Medical Leave Act, or (iii) any authorized Leave of Absence.

(e)	Actual Hours. An Employee’s Hours of Service will be determined on the basis of records of the Employer; provided, however, that all such determinations will be consistent with Regulation Sections 2530.200b-2(b) and (c).

1.35	Leave of Absence means any absence of not over 12 months approved by the Employer in accordance with reasonable nondiscriminatory standards and policies consistently applied by the Employer, including any absence from work (a) for service in the U.S. armed forces (other than career military service), (b) the Employee’s pregnancy, the birth of Employee’s child, placement of a child with the Employee for adoption of such child by the Employee, or the need to care for such child for a period beginning immediately following such birth or placement. Any Leave of Absence must be given in advance and may be canceled at any time in the discretion of the Employer to the extent permitted by applicable law. The Employee may be required to furnish information necessary to establish that the absence was for one of the reasons specified in this section and the number of days for which there was such an absence.

1.36	Limitation Year means the Plan Year.

1.37	Matching Contributions means contributions the Employer makes to the Plan in accordance with Section 4.1(c)(4).

1.38	Non-Highly Compensated Participant means any individual who at any time during the applicable Plan Year is a Participant in this Plan and who is not a Highly Compensated Participant.

1.39	Normal Retirement Age means age 65.

1.40

One-Year Period of Severance means a 12-consecutive-month period, beginning on a Participant’s Severance from Service or any anniversary of that date during which the Participant is credited with no Hours of Service. Solely for purposes of determining

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whether a Participant has incurred a One-Year Period of Severance for purposes of vesting, if an Employee experiences a Severance from Service for a Leave of Absence described in Section 1.33(b), then “first anniversary of his Severance from Service” shall be substituted for “Severance from Service” in the preceding sentence.

1.41	Participant means an Eligible Employee who has entered the Plan in accordance with the provisions of Article 2. An Employee who becomes a Participant shall remain a Participant under the Plan until the Trustee has fully distributed the Participant’s Account.

1.42	Plan means the M.D.C. Holdings, Inc. 401(k) Savings Plan, as amended from time to time.

1.43	Plan Year means the 12-month period ending December 31. For periods prior to the Effective Date of the Plan, the corresponding 12-month period shall be the Plan Year solely for purposes of determining an Eligible Employee’s eligibility to participate and his vested benefit.

1.44	Profit Sharing Contributions means discretionary contributions the Employer makes to the Plan in accordance with Section 4.3.

1.45	Qualified Nonelective Contributions or QNECs means any contribution the Employer makes on behalf of Participants in accordance with Section 4.5.

1.46	Regulation means any rule or regulation promulgated by the Department of the Treasury, the Department of Labor, or other applicable agency or their delegates.

1.47	Rollover Contributions means the contributions to the Trust Fund made by an Eligible Employee pursuant to Section 4.8, and which shall be credited to his Rollover Account.

1.48	Roth Contributions mean Deferrals that are includable in the Participant’s gross income at the time deferred, subject to applicable income tax withholding requirements, and that have been irrevocably designated as Roth Contributions in accordance with a Participant’s contribution election pursuant to Section 4.1(c).

1.49	Severance from Service occurs on the earlier of—

(a)	the Participant’s Termination Date, or

(b)	the first anniversary of the date the Participant is absent from work on account of any reason other than a Termination Date, such as vacation, holiday, sickness or Leave of Absence.

In the event that a Participant’s employment terminates during a Leave of Absence due to the Participant’s retirement, resignation, discharge or Death, the Severance from Service shall occur on the date the Leave of Absence commenced.

1.50	Spouse means the legal spouse of the Participant, provided that a former spouse will be treated as the Spouse and a current spouse will not be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

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1.51	Suspense Account means the account established to reflect any amounts allocated or accrued on behalf of a Participant in excess of the limitations under Code Section 415.

1.52	Termination Date shall mean the date as of which a Participant ceases to be employed by the Employer for any reason, including retirement, Disability, discharge, resignation, layoff or Death.

1.53	Testing Compensation means the total salary, wages, commissions, overtime and other remuneration within the meaning of Code Section 415(c)(3) that is actually paid to an Employee by the Employer during the applicable Plan Year, plus all amounts that would have been paid to the Employee but for the exclusion from income by reason of Code Sections 125, 132(f)(4), 402(g)(3), 403(b) and 457, not in excess of the Code Section 401(a)(17) limitation. For purposes of the Key Employee determination and the Highly Compensated Participant determination, the Administrator shall apply the Testing Compensation definition by including Employer contributions that are not includible in the gross income of the Employee under Code Section 125, 132(f), 402(g)(3), 402(h), 403(b) or 457 and by disregarding the Code Section 401(a)(17) limitation.

1.54	Trust Agreement means the M.D.C. Holdings, Inc. 401(k) Savings Plan Trust Agreement providing for the Trust Fund in which contributions are held by the Trustee.

1.55	Trust Fund means the assets of the Plan held under the Trust Agreement.

1.56	Trustee means the trustee or trustees by whom the Accounts and assets of the Plan are held pursuant to the Trust Agreement as provided in Article 10.

1.57	Valuation Date means the date as of which the Trust Fund is valued and the Account maintained on behalf of each Participant or Beneficiary is adjusted as provided hereunder. The Trust Fund shall be valued on each trading date with respect to investment assets or funds whose value is determined on any day that the financial markets are open. For all other assets, the Trust Fund shall be valued as of the last day of the Plan Year and on such additional dates as the Administrator shall deem appropriate.

1.58	Year of Service means 12 months of service with the Employer calculated in accordance with the Elapsed Time Basis.

* * * * End of Article 1 * * * *

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ARTICLE 2.

ELIGIBILITY AND PARTICIPATION

2.1	ELIGIBILITY TO PARTICIPATE.

(a)	Criteria. Each Eligible Employee shall become a Participant on—

(1)	the Entry Date following or coincident with the date the Eligible Employee attains age 21; and

(2)	effective January 1, 2009, the Entry Date following the Eligible Employee’s Date of Employment, or prior to January 1, 2009, the Entry Date following or coincident with the date the Eligible Employee completes six months of Elapsed Time.

(b)	Enrollment. Each Eligible Employee who has satisfied the eligibility requirements of this section may enroll in the Plan in accordance with procedures established by the Committee.

(1)	Elective Enrollment. Each Participant who has satisfied the eligibility requirements of subsection (a) may complete enrollment according to the procedures established by the Committee. An election to make Deferrals shall become effective as soon as administratively practicable after the Participant’s completion of the enrollment procedures.

2.2	PARTICIPATION AFTER RE-EMPLOYMENT. A Participant who has separated from service shall again become a Participant on his Date of Re-Employment.

2.3	LEAVES OF ABSENCE. A Participant who is granted a Leave of Absence shall be eligible to continue participating in the Plan during such Leave of Absence to the extent of Compensation actually paid by the Employer during the Leave of Absence. Regardless of whether the Leave of Absence is a paid leave, the Participant’s Account shall continue to be subject to its proportionate share of gains or losses and other adjustments therein.

2.4	INFORMATION PROVIDED TO ADMINISTRATOR. The Administrator shall determine the status of Employees for the purposes of the Plan on the basis of information furnished it by the Employer. The Employer shall provide information sufficient for the Administrator to properly perform its duties, which information shall include, without limitation, an Employee’s name, address, age, Date of Employment and Date of Re-employment, Compensation, eligibility and vesting service, and the duration of any Leave of Absence.

2.5	RELIANCE ON INFORMATION PROVIDED. The Administrator shall be entitled to rely upon any information furnished by the Employee or Employer. If any Eligible Employee or Beneficiary believes that an error has been made in the information relating to the Eligible Employee or in any determination made by the Administrator on the basis of such information, the Eligible Employee or Beneficiary shall have the right to file a claim for review under the provisions of Section 8.2.

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2.6	NOTIFICATION OF ELIGIBILITY. The Administrator shall notify each Eligible Employee when he becomes eligible to participate in the Plan. Participation shall give an Eligible Employee only such rights as are set forth in the Plan, as amended from time to time, and shall in no way prejudice the Employer’s right to discharge any Employee.

* * * * End of Article 2 * * * *

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ARTICLE 3.

SERVICE AND VESTING

3.1	SERVICE COUNTING METHOD. All Participants shall be credited with vesting service on the Elapsed Time Basis.

3.2	VESTED PERCENTAGE. The balance in a Participant’s Account shall become vested and nonforfeitable as follows:

(a)	Fully Vested Accounts. A Participant’s vested percentage in any of the following Accounts maintained by the Participant under the Plan shall be fully (100%) at all times: Deferral Contributions Account, Catch-Up Contributions Account, Roth Contributions Account, Qualified Nonelective Contributions Account and Rollover Contributions Account.

(b)	Employer Contributions. Effective January 1, 2009, a Participant’s vested percentage in his Matching Contributions Account and Profit Sharing Contributions Account shall be determined under the following vesting schedule:

Years of Vesting Elapsed Time	Vested Percentage
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

In the case of a Participant who is not an Eligible Employee on January 1, 2009, with respect to contributions attributable to service performed prior to January 1, 2009, a Participant’s vested percentage in his Matching Contributions Account and Profit Sharing Contributions Account shall be determined under the following vesting schedule:

Years of Vesting Elapsed Time	Vested Percentage
1 year	0%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

(c)	Events Fully Vesting Participant Accounts. Notwithstanding the foregoing, a Participant’s vested percentage in his Account will be fully (100%) upon the occurrence of any one of the following:

(1)	attainment of Normal Retirement Age while in the service of the Employer;

(2)	separation from service due to Disability;

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(3)	separation from service due to Death;

(4)	termination of the Plan;

(5)	partial termination of the Plan that affects the Participant; or

(6)	complete discontinuance by the Employer of contributions to the Trust Fund.

3.3	QUALIFIED MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan as permitted under Code Section 414(u).

3.4	FORFEITURES. A Participant who ceases to be an Employee of the Employer for reasons other than those set forth in Section 3.2(c) and who is not fully (100%) vested shall forfeit an amount equal to the unvested portions of his Matching Contributions Account and Profit Sharing Contributions Account upon the earlier of five consecutive One-Year Periods of Severance or a complete distribution of the Participant’s vested Account. A Participant who is not vested in any portion of his Account shall be deemed to have received a distribution hereunder. Subject to repayment of the distributed amounts in accordance with Section 3.6, if a Participant is reemployed by the Employer prior to five consecutive One-Year Periods of Severance, any forfeited amounts shall be restored, without interest, to the Participant’s Matching Contributions Account and Profit Sharing Contributions Account.

3.5	REINSTATEMENT OF VESTING SERVICE UPON REEMPLOYMENT. The vested percentage of a Participant’s Matching Contributions Account and Profit Sharing Contributions Account after a One-Year Period of Severance shall be determined on the basis of all of his Years of Service; provided, however, that if a Participant who ceases to be an Employee of the Employer later becomes an Employee after the occurrence of five or more consecutive One-Year Periods of Severance, all Years of Service after such five or more consecutive One-Year Periods of Severance shall be disregarded for purposes of determining the vested portion of his Matching Contributions Account and Profit Sharing Contributions Account that accrued before the five or more consecutive One-Year Periods of Severance.

3.6	RESTORATION OF FORFEITED AMOUNTS UPON REEMPLOYMENT. If a Participant who has received a lump sum distribution on account of separation from service with the Employer again becomes an Employee prior to the occurrence of five consecutive One-Year Periods of Severance, he shall be given the opportunity (to be exercised within five years after the Date of Re-employment) to contribute the full amount of the prior distribution from the Plan. If such individual fails to timely contribute the full amount, any previously forfeited amounts which would otherwise be restored to his Account pursuant to this section shall not be restored. If the Participant was deemed to have received a lump sum distribution, and again becomes an Employee prior to the occurrence of five consecutive One-Year Periods of Severance, the previously forfeited amounts shall be restored automatically, without interest.

* * * * End of Article 3 * * * *

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ARTICLE 4.

CONTRIBUTIONS TO THE TRUST FUND

4.1	DEFERRAL CONTRIBUTIONS. A Participant may elect to have the Employer contribute to the Trust Fund up to one hundred percent (100%) of the Participant’s Compensation (less required withholdings) for any Plan Year, not to exceed the dollar limitations set forth in Section 5.7 of the Plan. The percentage specified shall not be less than one percent (1%) and shall be in whole percentages only. Such election shall be made at such times and in such manner as shall be determined in accordance with a uniform policy to be established by the Administrator, subject to the following rules:

(a)	Source of Deferral Contributions. The amount each Participant receives from the Employer as Compensation shall be reduced by the amount that the Participant elected to have the Employer contribute to the Trust Fund as Elective Deferrals pursuant to this section. Amounts contributed to the Participant’s Account pursuant to this section shall for all purposes be deemed to be Employer contributions. Deferral Contributions shall be made according to rules prescribed by the Committee, and may only be made after the Participant has provided written, voice or electronic authorization to deduct such contributions from his Compensation in accordance with procedures established by the Committee from time to time. Such authorization shall remain in effect until revoked or changed by the Participant.

(b)	Catch-Up Contributions. Catch-Up Contributions are Deferral Contributions made to the Plan by an Employee who is eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Employees are eligible to make Catch-Up Contributions at any time during the Plan Year if they are eligible to participate in the Plan in accordance with Article 2, and if they have or will attain age 50 before the close of the Plan Year. Catch-Up Contributions shall be made at such times and in such manner as shall be determined in accordance with a uniform policy to be established by the Administrator and shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of Catch-Up Contributions.

(c)	Roth Contributions. This subsection (c) shall become effective only after the Employer implements the procedures for the designation and maintenance of Roth Contributions. Roth Contributions must be irrevocably designated as Roth Contributions by the Participant in his contribution election in the manner provided by the Committee.

(1)

Affirmative Election. The designation of Deferrals as Roth Contributions may be made by a Participant only by affirmative election, and once made, shall be irrevocable. To the extent so classified, a Participant’s Roth Contributions and earnings and losses thereon shall be separately accounted for at all times in a designated account. No contributions other than Roth Contributions and properly attributable earnings shall be credited to each

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Participant’s Roth Account, and gains, losses and other credits or charges will be allocated on a reasonable and consistent basis to such account. Notwithstanding any other provision in this Plan, forfeitures shall not be allocated to Roth Accounts at any time.

(2)	Limitation on Roth Contributions. Participants may elect to make both pre-tax Deferrals and Roth Contributions, provided the combined amount of contributions in any one year shall not exceed the dollar limit in effect under Code Section 402(g) in any calendar year ($16,500 for 2009, plus an additional $5,000 in Catch-Up Contributions if age 50 or older).

(3)

Distribution of Roth Contributions. Amounts in a designated Roth Account are not subject to the in-service withdrawal provisions or the loan provisions in Article 7 (but will continue to be part of the Participant Account for purposes of Section 7.2(b)). Amounts distributed from a designated Roth Account (A) after a 5-year period of participation, and (B) no earlier than the date on which the Participant attains age 59 1/2, becomes disabled, or dies, will generally be “qualified” distributions, not includible in the Participant’s gross income. Amounts distributed from a designated Roth Account may also be rolled over into a Roth IRA or into a qualified plan with designated Roth accounts to the extent permitted by applicable law. The Committee may adopt rules and procedures that provide for ordering rules for the distribution of pre-tax Deferrals and Roth Contributions. The rules may specify which types of contributions are deemed to be distributed first and may permit Participants to elect which types of contributions will be distributed first.

(4)	Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, distribution of excess contributions shall be made first from the Participant’s pre-tax Deferral Account to the extent such pre-tax Deferrals were made for the year, then from Roth Contributions to the extent necessary to satisfy the ADP Test.

4.2	MATCHING CONTRIBUTIONS.

(a)	Matching Contributions.

(1)

On or After January 1, 2009. Effective January 1, 2009, the Employer shall make the Matching Contributions on behalf of each Participant in an amount equal to 50% of the first 4% of Compensation that the Participant elects to defer as Deferral Contributions (excluding Catch-Up Contributions, but including Roth Contributions if Roth Contributions are permitted). Contributions made pursuant to this subsection (a)(1) shall be allocated as soon as administratively practicable following each pay period, or with such other frequency as determined by the Employer , during the Plan Year. Following the end of the Plan Year, the Employer shall allocate such additional amounts as Matching Contributions to the extent necessary to result in a Matching Contribution based on 4% of Compensation that the

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Participant elected to defer as Deferral Contributions for the Plan Year. The final allocation of contributions made pursuant to this subsection (a)(1) for a Plan Year shall remain subject to the Participant’s satisfaction of the requirements set forth in Section 4.4(a) for such Plan Year. A Participant’s failure to satisfy the requirements set forth in Section 4.4(a) for such Plan Year shall result in the forfeiture of any Matching Contributions tentatively allocated to the Participant for the Plan Year. Matching Contributions tentatively allocated to the Participant for a Plan Year shall not be distributable until a determination has been made that the Participant has satisfied the requirements set forth in Section 4.4(a) for such Plan Year.

(2)	Prior to January 1, 2009. Effective prior to January 1, 2009, the Employer shall determine, in its sole discretion, the amount of the Matching Contribution, if any, which amount may be zero. Contributions made pursuant to this subsection (a)(2) for a Plan Year shall be allocated as soon as administratively practicable after the end of the Plan Year to each Participant who satisfies the requirements set forth in Section 4.4(a), in a uniform percentage of each Participant’s Elective Deferrals (excluding Catch-Up Contributions) for such Plan Year.

(b)	Discretionary Matching Contributions. The Employer shall determine, in its sole discretion, the amount of any Matching Contribution in addition to those made pursuant to subsection (a), if any, which amount may be zero, and the timing of such Matching Contribution. Any discretionary Matching Contribution shall be allocated subject to a Participant’s satisfaction of the requirements set forth in Section 4.4(a).

(c)	Employer Stock.

(1)	On or After January 2, 2008. Effective January 2, 2008, no Matching Contributions shall be made in the form of Employer Stock.

(2)	Prior to January 2, 2008. Prior to January 2, 2008, from time to time, the Employer may determine to contribute Matching Contributions, if any, all or partially in the form of Employer Stock; provided, however, that if the portion of a Participant’s Account invested in Employer Stock exceeds twenty-five percent (25%) of the Participant’s total Account balance as of a specified measurement date, the Matching Contribution, if any, shall be made in cash.

4.3	PROFIT SHARING CONTRIBUTIONS. The Employer may make Profit Sharing Contributions, which, if made, shall be in such amounts as the Employer, acting in its sole discretion, shall determine. Contributions made pursuant to this section for a Plan Year shall be allocated as soon as administratively practicable after the end of the Plan Year, to each Participant who satisfies the requirements set forth in Section 4.4(a), in the same ratio that each eligible Participant’s Compensation for the Plan Year (including Compensation for the full Plan Year in which the Participant first becomes a Participant) bears to the total Compensation of all eligible Participants for the Plan Year.

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4.4	ELIGIBILITY TO RECEIVE ALLOCATION OF EMPLOYER CONTRIBUTIONS.

(a)	Allocation Requirements. All Participants shall share in the allocation of Matching Contributions, Profit Sharing Contributions and forfeitures except Participants who:

(1)	are not employed on the last day of the Plan Year (other than by reason of Death, Disability or retirement following the Participant’s attainment of Normal Retirement Age); and

(2)	have no more than 1,000 Hours of Service (other than by reason of Death, Disability or retirement following the Participant’s attainment of Normal Retirement Age).

(b)	Suspension of Allocation Requirements. If the Plan fails to satisfy the coverage test of Code Section 410(b) for any Plan Year, the Plan shall suspend the requirements for participation in the allocation of Matching Contributions, Profit Sharing Contributions and forfeitures, as applicable, of subsection (a) for the year for Includible Employees who are Participants in the following order, until the Plan satisfies the coverage test for the Plan Year:

(1)	the Includible Employees employed with the Employer on the last day of the Plan Year, and

(2)	the Includible Employees who have the latest separation from service date during the Plan Year, continuing in descending order for each Includible Employee who incurred an earlier separation from service, from the latest to the earliest separation from service date during the Plan Year.

If two or more Includible Employees have a separation from service on the same day, the Plan will suspend the allocation requirements for all such Includible Employees, irrespective of whether the Plan can satisfy the coverage test by allocating benefits for fewer than all such Includible Employees. If the Plan suspends the allocation requirements for an Includible Employee, that Employee will share in the allocation of Matching Contributions, Profit Sharing Contributions and forfeitures, as applicable, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year.

For purposes of this subsection, “Includible Employees” shall mean all Eligible Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the age and service requirements of Section 2.1; and (2) any Eligible Employee who incurs a Severance from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year.

4.5	QUALIFIED NONELECTIVE CONTRIBUTIONS. The Employer may, for any Plan Year, make QNECs to the Accounts of Non-Highly Compensated Participants in such amount when

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necessary, or if needed to satisfy the limitations described in Section 5.9. The following rules apply to QNECs:

(a)

Distribution of QNECs. QNECs are fully (100%) vested and nonforfeitable when contributed to the Plan and are subject to the same Distribution Restrictions imposed on Deferral Contributions. Distribution Restrictions shall mean that the Non-Highly Compensated Participant may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of: the Non-Highly Compensated Participant’s Death, Disability, Termination Date, attainment of age 59 1/2, financial hardship that satisfies the requirements of Code Section 401(k) and the applicable Regulations, or a Plan termination without establishment of a successor defined contribution plan (other than an ESOP).

(b)	Allocation and Deposit of QNECs. QNECs for any Plan Year must be allocated to Non-Highly Compensated Participants’ Qualified Nonelective Contributions Accounts as of a date no later than the last day of such Plan Year, and must be actually paid to the Plan within the 12-month period following the last day of such Plan Year.

(c)	Allocation Method. To the extent permitted by law, the Employer may designate which Non-Highly Compensated Participants are to receive allocations of QNECs, and the method of allocation.

4.6

TIMING OF CONTRIBUTIONS. Contributions pursuant to this article, other than Deferral Contributions, shall be paid by the Employer to the Trustee not later than the due date of the Employer’s federal income tax return (including extensions) for the year, or within such period as may be designated from time to time by the Code as the period within which such contributions may be deducted from income tax for the year. Deferral Contributions shall be paid by the Employer to the Trustee as soon as such amounts may reasonably be segregated from the Employer’s general assets, but in no event later than the 15th business day of the month following the month in which such Elective Deferrals were withheld from Compensation, or such other maximum time period permitted by ERISA or the Code.

4.7	SOURCE OF CONTRIBUTIONS; REQUIREMENT OF PROFITS. Matching Contributions and Profit Sharing Contributions are funded by the Employer and may be made irrespective of whether the Employer makes a profit.

4.8	ROLLOVERS AND TRANSFERS.

(a)

Acceptance of Rollovers. Under such rules and procedures as the Administrator may establish, an Eligible Employee may contribute all or a portion of a distribution from another qualified plan or individual retirement account or annuity if the amount contributed satisfies the requirements for an eligible rollover distribution (within the meaning of Code Section 401(a)(31)). Any amounts so transferred shall be held in a separate Account on behalf of the Eligible Employee, referred to as the Rollover Contributions Account, and shall be fully (100%) vested at all times. Rollover Contributions may not include eligible rollover distributions that are (i) after-tax voluntary contributions not includible in the Eligible

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Employee’s gross income, (ii) amounts from a plan or account other than a qualified retirement plan under Code Section 401(a), a plan under Code Section 403(b) or 457(b) or an individual retirement account holding only amounts described in Code Section 408(d)(3).

Rollover Contributions must be received by the Trustee on or before the 60th day after the day on which the Eligible Employee receives or is deemed to receive the distribution unless such rollover is a direct transfer of an eligible rollover distribution. The Administrator may require such information as it may deem necessary to determine whether a distribution satisfies the requirements of this section.

The Rollover Contributions Account shall be treated as a part of the Eligible Employee’s Account for all purposes except for determining whether the Account exceeds the Cash-Out Limit. Amounts rolled over in accordance with this section shall not be subject to the limitations and nondiscrimination testing of Article 5.

(b)	Acceptance of Transfers. Notwithstanding any provision of this Plan to the contrary, the Administrator may accept any direct transfer, within the meaning of Code Section 414(1), that originates from another qualified plan sponsored by the Employer pursuant to the rules of this subsection. The amount so transferred shall be held in a separate Account, which shall be referred to as the Transfer Account. Limitations that shall apply to the Transfer Account include the following:

(1)	If the amount transferred originated from a qualified plan that was required to provide benefits in the form of a qualified joint and survivor annuity or a qualified preretirement survivor annuity in accordance with Code Sections 417(b) and (c), the Plan shall provide such forms of distribution as required under the terms of the originating plan with respect to the Transfer Account.

(2)	If the Transfer Account is subject to the provisions of subsection (b)(1), then notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to attainment of Normal Retirement Age, Death, Disability, Severance from Service, or Plan termination, the optional form of benefit shall not available with respect to the Transfer Account.

* * * * End of Article 4 * * * *

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ARTICLE 5.

ACCOUNT ALLOCATIONS; INVESTMENTS;

LIMITATIONS ON CONTRIBUTIONS

5.1	VALUATION AND ADJUSTMENT OF ACCOUNTS. As of each Valuation Date, the Trustee shall determine the total net worth of the Trust Fund. The valuation of the Trust Fund shall be at its fair market value as of the Valuation Date. Except as otherwise may be provided with respect to Trust Fund assets that are invested in segregated funds at the direction of Participants, the Trustee shall adjust the Account of each Participant to reflect the effect of distributions, transfers, withdrawals, income, realized and unrealized profit and losses, contributions, and all other transactions with respect to the Trust Fund since the next preceding Valuation Date in accordance with generally accepted valuation methods consistently followed and uniformly applied.

5.2	FORFEITURE OF NON-VESTED AMOUNTS. If a Participant experiences a Severance from Service before becoming fully (100%) vested and subsequently receives a distribution of the entire vested portion of his Account (which may be nothing if the Participant is not vested in any portion of his Account) or incurs five consecutive One-Year Periods of Severance, the non-vested portion of the Participant’s Account shall be forfeited and applied in accordance with Section 5.3. Forfeiture of non-vested amounts shall occur on the earlier of the following:

(a)	the last day of the Plan Year in which the Participant receives a distribution of the entire vested portion of his Account (which may be nothing if the Participant is not vested in any portion of his Account); or

(b)	the last day of the Plan Year in which the Participant first incurs five consecutive One-Year Periods of Severance.

5.3	DISPOSITION OF FORFEITURES. Any portion of a Participant’s Account that is forfeited shall be used to restore amounts previously forfeited by Participants for whom such restoration is required. If any forfeitures for a Plan Year remain after the restoration of all required amounts, the remaining forfeitures shall, at the discretion of the Administrator, be used for any of the following purposes: (a) to reduce Employer contributions for the Plan Year in which the forfeitures occurred or the following Plan Year; (b) to pay reasonable expenses of administering the Plan; and (c) upon the election of the Employer, to be allocated to Participants as of the last day of the Plan Year in which the forfeitures occurred or the last day of the following Plan Year.

5.4	DIRECTED INVESTMENTS.

(a)

Participant Instructions. Subject to the provisions of this section, a Participant shall, by providing appropriate instructions to the Administrator, or its representative, be entitled to direct the Trustee as to the percentage of any contributions, including contributions previously allocated to the Participant’s Account, in increments of one percent (1%), to be invested in one or more of the types of investments made available for investment by Participants as determined by the Administrator. In the absence of Participant instructions, amounts shall be

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invested in the “qualified default investment alternative” appropriate for the Participant and shall be deemed to be invested pursuant to the Participant’s instructions.

(b)	Trustee Investment Pursuant to Instructions. As soon as administratively practicable, the Trustee shall invest the applicable portions of the contributions that have been made on behalf of Participants, and the earnings and losses thereon, in accordance with all proper investment instructions received from Participants. To the extent that a Participant does not direct the investment of the amounts that are credited to his Account, or the applicable portion thereof, his Account shall be invested by the Trustee in qualified default investment alternative appropriate for the Participant. A Participant’s investment instructions shall remain in effect until such time as is administratively practicable following receipt by the Trustee of a Participant’s proper request changing or revoking the Participant’s instructions then in effect pursuant to this section.

(c)	Allocation of Investment Gains and Losses. As of each Valuation Date, the allocable portion of the income, expense and all realized and unrealized gains and losses attributable to the portion of each Participant’s Account which has been invested at the Participant’s direction in a particular investment shall be allocated by the Trustee directly for the benefit of the Participant for whom such Account was maintained during the Plan Year. Any allocation of any increase or decrease in the net worth of the Participant’s Account shall be adjusted to reflect the effect of distributions, transfers, withdrawals, contributions, and all other transactions relating to such Account since the immediately preceding Valuation Date in accordance with generally accepted valuation methods consistently followed and uniformly applied. Any expense incurred in connection with the Participant’s investment option shall be charged against the Participant’s Account unless otherwise paid by the Employer.

(d)	ERISA Section 404(c). This Plan is intended to satisfy the requirements of ERISA Section 404(c) relating to participant-directed investment plans, and each Participant assumes all risk associated with any decrease in value resulting from Participant investment decisions. In order that Participants are able to make informed decisions relating to the investment of their Account, upon request to the Administrator, or its representative, a Participant shall be entitled to receive—

(1)	a description of the available Plan investment alternatives, including risk and return characteristics and investment objectives;

(2)	a description of the annual operating expenses of each of the investments that impacts the rate of return to Participants and the aggregate amount of these expenses expressed as a percentage of average net assets of the fund;

(3)	copies of all prospectuses and financial reports relating to the available investments;

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(4)	a description of the assets comprising the portfolio for each investment whose assets constitute Plan assets, the value of the assets, and for each asset that is a fixed-rate investment contract, if any, the name of the issuer, the term of the contract, and the rate of return on the contract; and

(5)	information on the value of the investments, as well as the past investment performance of the funds and the value of the funds specifically held in the Participant’s Account.

(e)	Selection of Investment Options. The Administrator shall from time to time establish all such rules and procedures that it determines to be necessary or appropriate for the proper administration of the investment options, including qualified default investment alternatives. The Administrator shall also, in its sole discretion, determine the different investment choices available to Participants, and, to the extent the Administrator eliminates an investment option, provides new investment options or otherwise modifies the investment options available under the Plan, the Administrator may impose limitations, including the suspension of Participant directed investments and other benefits, rights and features under the Plan, as it deems necessary or appropriate. Neither the Administrator, Trustee nor the Employer shall be liable for investments made in compliance with a Participant’s directions and shall be under no duty or obligation to review or evaluate Participant investment directions. Each Participant shall assume all risk connected with any decrease in the value of any funds in which his Account is invested. Neither the Administrator nor the Trustee shall be bound to comply with investment directions delivered to it if, in its sole discretion, such investment might adversely affect the tax qualification of the Plan or might otherwise be in violation of any applicable law.

(f)	Employer Stock.

(1)	On or After January 2, 2008.

(A)	Effective as of January 2, 2008, the Trustee shall permit the continued investment in Employer Stock, but shall prohibit (i) the investment of any amounts newly-deposited into the Trust in Employer Stock, and (ii) the reallocation of any amounts held in the Trust in Employer Stock.

(B)	Effective as of January 2, 2008, Participants shall not be permitted (i) to allocate any Employee or Employer contributions, loan payments, or other deposits into the Plan to investment in Employer Stock, or (ii) to reallocate or exchange the investment of Plan assets to invest in Employer Stock.

(2)

Prior to January 2, 2008. Effective prior to January 2, 2008, the Trustee (or as applicable, Investment Manager, Employer or Participant) may invest in qualifying Employer securities, as defined in and limited by ERISA. Effective prior to January 2, 2008, Participants may not allocate more than

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30% (the “Set Percentage”) of each Elective Deferral Contribution to the purchase of Employer Stock for his Account, but is not prevented from reallocating investments in his Account that might include the Employer Stock. Deferral Contributions subject to investment elections that exceed the Set Percentage shall be diverted, to such extent as determined by the Administrator, to an alternate fund (which may include the default investment fund) selected by the Administrator so as not to exceed the Set Percentage.

(g)	Diversification. Participants who have elected to invest in only the Employer Stock fund must make elect to invest in at least one other investment option. If the Participant fails to elect an additional investment option, he will be enrolled in the Plan’s default investment fund. If any portion of the Participant’s Deferral Contributions elected to be invested in Employer Stock exceeds the Set Percentage, such excess contributions shall be directed to the other investment options selected by the Participant or, if the Participant failed to elect an alternate investment option, to the Plan’s default investment fund.

5.5	ANNUAL ADJUSTMENTS. The Administrator shall furnish on a quarterly basis, or upon such other intervals as determined by the Administrator, a statement to each Participant and Beneficiary of the net earnings or losses credited to or charged against his Account, the amount of any annual contributions and forfeitures allocated to such Account, and the total vested and nonvested value of such Account.

5.6	MAXIMUM DEDUCTIBLE CONTRIBUTIONS. Employer contributions for each Plan Year shall be limited to the maximum amount deductible under Code Section 404 for the Employer’s tax year in which the Plan Year ends.

5.7	DEFERRAL LIMIT. Notwithstanding Section 4.1, the following limitation on Deferrals shall apply.

(a)	General Rule. A Participant’s Elective Deferrals for a calendar year shall not exceed the Elective Deferral Limit. If the Administrator determines a Participant’s Elective Deferrals for a calendar year would exceed the Elective Deferral Limit, the Administrator shall suspend the Participant’s Elective Deferrals until the following January 1. If a Participant makes elective deferrals to another cash or deferred arrangement, or contributes under a simplified employee pension cash or deferred arrangement, Code Section 403(b) annuity, Code Section 457 plan, or Code Section 501(c)(18) plan (irrespective of whether the Employer maintains the other plan), and the Participant’s contributions exceed the Elective Deferral Limit, the Participant shall have the right to provide the Administrator with a written claim for Excess Deferrals made for a calendar year. The Participant shall submit the claim no later than March 31 of the calendar year following the calendar year in which the Excess Deferrals occurred, and the claim shall specify the amount of the Participant’s Excess Deferrals.

(b)	Distribution of Excess Deferrals. If, after the close of a calendar year, the Administrator determines a Participant’s Elective Deferrals exceed the Elective

M.D.C. Holdings, Inc. 401(k) Savings Plan	24

Deferrals Limit, the Administrator shall distribute the Excess Deferrals, as adjusted for allocable income or loss. If the Administrator receives a timely claim as described in subsection (a), it shall distribute the Excess Deferrals specified by the Participant in his claim. The Administrator shall make all distributions under this section no later than April 15 of the calendar year following the calendar year in which the Excess Deferrals occurred, or if later, the calendar year in which the Excess Deferrals were discovered. If the Administrator distributes the Excess Deferrals by April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code.

(c)	Determination of Allocable Income or Loss. The Administrator shall adjust Excess Deferrals for any income or loss up to the end of the Plan Year in accordance with Regulations under Code Section 401(k). The Administrator may use any reasonable method for computing income or loss, provided such method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan, and is used by the Plan for allocating income to the Participant’s Account. Prior to January 1, 2008, the Administrator shall also adjust Excess Deferrals for income or loss after the close of the Plan Year to the date of distribution in accordance with Regulations under Code Section 401(k).

5.8	ANNUAL ADDITIONS LIMIT. Annual Additions shall mean the sum, as allocated on behalf of a Participant for a Limitation Year, of (1) all Employer contributions, (2) all forfeitures, and (3) all Employee contributions, excluding Catch-Up Contributions.

(a)	General Rule. The maximum Annual Additions credited to any Participant for any Limitation Year under this Plan, when aggregated with the Annual Additions to any other qualified defined contribution retirement plan maintained by the Employer, shall not exceed an amount equal to the lesser of—

(1)	100% of the Participant’s compensation (within the meaning of Code Section 415(c)(3) and Regulations thereunder) for the Limitation Year, or

(2)	$40,000, as adjusted for cost of living increases under Code Section 415(d).

Compensation for purposes of this section shall not include any contribution for medical benefits after a Participant’s Severance from Service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition.

(b)	Distribution of Excess Amounts Caused by This Plan. Compliance with this limitation shall be accomplished by reducing the Profit Sharing Contributions made to the Participant, if any, and holding the excess in a “Code Section 415 Suspense Account,” which shall be used to reduce future Employer contributions.

(c)

Distribution of Excess Amounts Caused by Other Plans. If the otherwise permissible Annual Additions to any Participant’s Account for any Plan Year would exceed the Annual Additions when combined with the Annual Additions to

M.D.C. Holdings, Inc. 401(k) Savings Plan	25

the Participant’s account in any other defined contribution plan maintained by the Employer, the Administrator shall reduce Employer contributions under this Plan to the extent necessary to comply with Code Section 415.

The Administrator shall comply with the requirements of Code Section 415 and the Regulations thereunder, which are incorporated herein by reference.

5.9	ADP TEST. The Administrator shall determine, for each Plan Year, whether Elective Deferrals satisfy the ADP Test.

(a)	General Rule. The ADP for Highly Compensated Participants and the ADP for Non-Highly Compensated Participants for each Plan Year must satisfy one of the following tests:

(1)	The ADP for Highly Compensated Participants for any Plan Year shall not exceed the ADP for Non-Highly Compensated Participants multiplied by 1.25.

(2)	The ADP for Highly Compensated Participants for any Plan Year shall not exceed the ADP for Non-Highly Compensated Participants multiplied by two, provided that the ADP for the Highly Compensated Participants for such year is not more than two percentage points higher than the ADP for the Non-Highly Compensated Participants for such year.

For purposes of computing the ADP, any Eligible Employee who qualifies as a Participant but for the failure to make Elective Deferrals during the Plan Year shall be treated as a Participant on whose behalf no Elective Deferrals are made.

(b)	Use of Prior Year Data. The ADP for Non-Highly Compensated Participants shall be calculated using data from the prior Plan Year while the ADP for Highly Compensated Participants shall be calculated using data from the current Plan Year.

(c)	Calculation of ADP. The ADP for each group is the average of the deferral ratios, calculated separately for each individual in each group, of a Participant’s Elective Deferrals for the applicable Plan Year (plus all or a portion of the QNECs, if any, made with respect to a Participant for such Plan Year) to the Participant’s Testing Compensation. For purposes of calculating the contribution ratios pursuant to this subsection, Elective Deferrals shall not include: (1) Catch-Up Contributions; (2) Excess Contributions of Non-Highly Compensated Participants that arise solely from Elective Deferrals made under the Plan or any other plan maintained by the Employer; and (3) Elective Deferrals taken into account in the ACP Test, provided the ADP Test is satisfied both with and without exclusion of these Elective Deferrals.

(d)

Inclusion of Contributions Under Other Plans. The ADP for a Participant who is a Highly Compensated Participant for the Plan Year and who is eligible to have Elective Deferrals (and QNECs that are treated as Elective Deferrals for purposes of the ADP Test) allocated to his Account under two or more Cash or Deferred

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Arrangements maintained by the Employer, shall be determined as if such Elective Deferrals (and QNECs, if applicable) were made under a single arrangement. If a Highly Compensated Participant participates in two or more Cash or Deferred Arrangements of the Employer that have different Plan Years, all Cash or Deferred Arrangements ending with or within the same calendar year shall be treated as a single arrangement.

In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, than this section shall be applied by determining the ADP of Eligible Employees as if all such plans were a single plan. A plan may be aggregated with this Plan in order to satisfy Code Section 401(k) only if both plans have the same plan year.

(e)	Correction of Failed ADP Test. If the Plan fails the ADP Test for a Plan Year, the Employer shall either make QNECs in accordance with Section 4.5, or distribute the amount of Elective Deferrals (adjusted for allocable income or loss) made by Highly Compensated Participants (and if necessary, associated Matching Contributions—adjusted for allocable income or loss—attributable to such Elective Deferrals) in an amount that causes the Plan to satisfy the ADP Test, no later than the last day of the succeeding Plan Year. To the extent that a Highly Compensated Participant has not reached the Catch-Up Contribution limit under the Plan, Excess Contributions allocated to that Highly Compensated Participant may be re-characterized as Catch-Up Contributions.

The Employer shall be liable for the excise tax equal to ten percent (10%) of the amount of Excess Contributions for a Plan Year if Excess Contributions are not distributed to the appropriate Highly Compensated Participants within the first two and one-half months following the end of the Plan Year in which the Excess Contributions occurred.

The Administrator shall allocate Excess Contributions to the Highly Compensated Participants with the largest amount of contributions taken into account in calculating the ADP Test for the Plan Year in which the Excess Contributions occurred, beginning with the Highly Compensated Participant with the largest amount of contributions and continuing in descending order until all the Excess Contributions have been allocated. Excess Contributions shall be treated as Annual Additions under the Plan even if distributed.

(f)

Determination of Income or Loss. The Administrator shall adjust Excess Contributions for any income or loss up to the end of the Plan Year in accordance with Regulations under Code Section 401(k). The Administrator may use any reasonable method for computing income or loss, provided such method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan, and is used by the Plan for allocating income to the Participant’s Account. Prior to January 1, 2008, the Administrator shall also adjust Excess Contributions for income or loss after the close of the Plan

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Year to the date of distribution in accordance with Regulations under Code Section 401(k).

5.10	ACP TEST. The Administrator shall determine, for each Plan Year, whether Matching Contributions satisfy the ACP Test.

(a)	General Principles. The Administrator shall determine whether the Matching Contributions, if any, satisfy one of the following tests:

(1)	The ACP for Highly Compensated Participants does not exceed 1.25 times the ACP for Non-Highly Compensated Participants; or

(2)	The ACP for Highly Compensated Participants does not exceed the ACP for Non-Highly Compensated Participants by more than two percentage points and the ACP for Highly Compensated Participants is not more than twice the ACP for Non-Highly Compensated Participants.

(b)	Use of Prior Year Data. The ACP for the group of Non-Highly Compensated Participants shall be calculated using data from the prior Plan Year while the ACP for the group of Highly Compensated Participants shall be calculated using data from the current Plan Year.

(c)

Calculation of ACP. The ACP for each group is the average of the separate contribution percentages calculated for each Participant who is a member of that group. A Participant’s contribution percentage for a Plan Year is the ratio of the Participant’s Aggregate Contributions for the Plan Year to the Participant’s Testing Compensation for the Plan Year. Each Participant’s contribution percentage shall be calculated to the nearest 100th of one percent (1%).

(d)	Inclusion of Contributions Under Other Plans. The contribution percentage for any Participant who is a Highly Compensated Participant and who is eligible to have Aggregate Contributions allocated to his Account under two or more plans described in Code Section 401(a) or Cash or Deferred Arrangements that are maintained by the Employer, shall be determined as if the total of such Aggregate Contributions was made under each plan and/or Cash or Deferred Arrangement. If a Highly Compensated Participant participates in two or more such plans or Cash or Deferred Arrangements that have different plan years, Aggregate Contributions made during the plan year under such plans or Cash or Deferred Arrangements shall be aggregated.

In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this section shall be applied by determining the ACP as if all such plans were a single plan. A plan may be aggregated with this Plan in order to satisfy Code Section 401(m) only if it has the same plan year.

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(e)	Distribution of Excess Aggregate Contributions. The Administrator shall determine Excess Aggregate Contributions after determining Excess Deferrals and Excess Contributions. If the Administrator determines the Plan fails to satisfy the ACP Test for a Plan Year, it shall forfeit the Excess Aggregate Contributions, if forfeitable, or if not forfeitable, distribute the Excess Aggregate Contributions to Participants to whose Account such Excess Aggregate Contributions were allocated for such Plan Year no later than 12 months after the Plan Year. The Employer shall be liable for the excise tax equal to ten percent (10%) of the amount of Excess Aggregate Contributions for a Plan Year if the Excess Aggregate Contributions are not distributed to the appropriate Highly Compensated Participants within the first two and one-half months following the end of the Plan Year in which the Excess Aggregate Contributions occurred.

The Administrator shall allocate Excess Aggregate Contributions to the Highly Compensated Participants with the largest amount of Aggregate Contributions taken into account in calculating the ACP Test for the Plan Year in which the Excess Aggregate Contributions occurred, beginning with the Highly Compensated Participant with the largest amount of such Aggregate Contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated.

Forfeitures may be used for any of the purposes listed in Section 5.3 but shall not be allocated to Participants whose contributions are reduced under this section. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan even if distributed.

(f)	Determination of Income or Loss. The Administrator shall adjust Excess Aggregate Contributions for any income or loss up to the end of the Plan Year in accordance with Regulations under Code Section 401(m). The Administrator may use any reasonable method for computing income or loss, provided such method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan, and is used by the Plan for allocating income to the Participant’s Account. Prior to January 1, 2008, the Administrator shall also adjust Excess Aggregate Contributions for income or loss after the close of the Plan Year to the date of distribution in accordance with Regulations under Code Section 401(m).

(g)	Accounting of Excess Aggregate Contributions. If forfeitable, the Administrator shall forfeit Excess Aggregate Contributions allocated to each Highly Compensated Participant; otherwise, the Administrator shall distribute each Highly Compensated Participant’s share of Excess Aggregate Contributions on a pro rata basis from the Highly Compensated Participant’s Account attributable to Matching Contributions (and, if applicable, from the Highly Compensated Participant’s Account attributable to QNECs and/or Elective Deferrals).

* * * * End of Article 5 * * * *

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ARTICLE 6.

DISTRIBUTION OF PLAN BENEFITS

6.1	DISTRIBUTION EVENTS. A Participant shall become eligible for a distribution upon the Participant’s Severance from Service Date. A Participant’s Beneficiary or estate, as applicable, shall become eligible for a distribution upon Death. An alternate payee shall become eligible for a distribution as soon as administratively practicable following the Administrator’s determination that a domestic relations order constitutes a qualified domestic relations order (as defined in Code Section 414(p)).

6.2	AMOUNT OF PLAN BENEFITS. Upon a distribution event, a Participant or his Beneficiary shall become entitled to a distribution of the Participant’s vested Account determined as of the Valuation Date coinciding with the Benefit Starting Date (or if the Benefit Starting Date is not a Valuation Date, as of the immediately preceding Valuation Date).

6.3	FORM OF DISTRIBUTION. The Participant’s Account determined under Section 6.2 shall be distributed to the Participant (or Beneficiary) in a lump sum payment in accordance with the election effectively made under this article; provided, however, that if the amount to which a Participant is entitled under this article does not exceed the Cash-Out Limit, distribution shall be distributed pursuant to Section 6.4(a)(1).

6.4	TIMING OF DISTRIBUTION.

(a)	Distribution Date. The total amount that a Participant is entitled to receive under this article shall be distributed as follows:

(1)	If the amount does not exceed the Cash-Out Limit, the Administrator shall direct the Trustee to distribute the vested Account to the Participant without consent, in a lump sum cash payment as soon as administratively feasible after the Participant’s Severance from Service. If the Participant’s vested Account does not exceed $1,000, the lump sum cash distribution shall be paid directly to the Participant. If the Participant’s vested Account equals or exceeds $1,000 but does not exceed the Cash-Out Limit, the lump sum cash distribution shall be rolled over to an individual retirement account selected by the Administrator.

(2)	If the amount exceeds the Cash-Out Limit, the Participant may elect to have his vested Account paid as soon as administratively feasible following the date selected by the Participant on an Application for Benefits, but in no event later than his Required Distribution Date.

Unless the Participant elects otherwise, or is deemed to defer by a failure to elect distribution, the distribution of his vested Account shall commence no later than the 60th day after the close of the Plan Year in which the Participant separates from service, attains Normal Retirement Age, or reaches the 10th anniversary of the year in which he began participation in the Plan, but in no event later than his Required Distribution Date.

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(b)	Benefit Notice. Not earlier than 180 days before the Participant’s Benefit Starting Date, the Administrator shall provide a benefit notice to a Participant who is eligible to make an election or required to consent under this article. The benefit notice shall explain the optional methods of distribution from the Plan, including the material features and relative values of those methods, the Participant’s right to defer distribution until the Participant attains his Required Distribution Date and the Participant’s right to consider whether to elect a distribution for a period of at least 30 days. Such distribution may commence fewer than 30 days after the benefit notice is given, provided that the Participant, after receiving the notice, affirmatively elects a distribution.

(c)	Required Minimum Distributions. Anything herein to the contrary notwithstanding, distributions to Participants under this article shall be paid no later than the Participant’s Required Distribution Date, in accordance with Code Section 401(a)(9) and the final Regulations thereunder.

(1)	General Rules. Unless the Participant’s interest is distributed in the form of an annuity or in a single sum on or before the Required Distribution Date, as of the first Distribution Calendar Year, distributions shall be made in accordance with subsection (d) and Section 6.5. If the Participant’s interest is distributed in the form of an annuity, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations.

(2)	Definitions. For purposes of this article, the following capitalized terms shall have the specified meanings:

(A)	Designated Beneficiary shall mean the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and the related Regulations.

(B)	Distribution Calendar Year shall mean a calendar year for which a minimum distribution is required. For distributions beginning on or before a Participant’s Death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Distribution Date. For distributions beginning after the Participant’s Death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.5. The required minimum distribution for the Participant’s first Distribution Calendar Year shall be made on or before the Participant’s Required Distribution Date. The required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Distribution Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

(C)	Life Expectancy shall mean the life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

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(D)	Required Distribution Date shall mean the April 1 of the calendar year following –

(i)	in the case of a Participant who is a five percent (5%) owner (within the meaning of Code Section 416(i), the calendar year in which the Participant attains age 70 1/2, and

(ii)

in the case of a Participant who is not a five percent (5%) owner, the later of the calendar year in which occurs the Participant’s retirement or the calendar year in which the Participant attains age 70 1/2.

(d)	Required Minimum Distributions Beginning During Participant’s Lifetime.

(1)	Commencement of Distributions. The Participant’s Account shall be distributed or begin to be distributed to the Participant no later than the Participant’s Required Distribution Date.

(2)	Amount of Distributions for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of the following—

(A)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)	if the Participant’s sole Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(3)	Amount of Distributions in Year of Participant’s Death. Required minimum distributions shall be determined under subsection (d)(2) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of Death.

(4)	Amount of Distributions Continuing After Participant’s Death.

(A)

Participant Survived by Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s Death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining Life Expectancy of the

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Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of Death, reduced by one for each subsequent year.

(ii)	If the Participant’s sole Beneficiary is the Participant’s Spouse, the remaining Life Expectancy of the Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s Death using the Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Spouse’s death, the remaining Life Expectancy of the Spouse is calculated using the age of the Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s Spouse is not the Participant’s sole Beneficiary, the Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s Death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s Death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s Death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of Death, reduced by one for each subsequent year.

6.5	DISTRIBUTIONS UPON DEATH OF PARTICIPANT. Upon the occurrence of an event that entitles a Beneficiary or Beneficiaries to a distribution, the Administrator shall determine the time of payment of benefits by application of the rules set forth in this section.

(a)	Required Minimum Distributions for Beneficiaries.

(1)	Commencement of Distributions: Death Before Distributions Begin. If the Participant dies before required minimum distributions begin, the Participant’s vested Account shall be distributed, or begin to be distributed, no later than as follows:

(A)	Spouse is Sole Beneficiary. If the Participant’s Spouse is the Participant’s sole Beneficiary, distribution to the Spouse shall begin by December 31 of the calendar year immediately following the

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calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	Spouse is Not Sole Beneficiary. If the Participant’s Spouse is not the Participant’s sole Beneficiary, distribution to the Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s Death, the Participant’s vested Account shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s Death.

(D)	Spouse’s Subsequent Death. If the Participant’s Spouse is the Participant’s sole Beneficiary and the surviving Spouse dies after the Participant but before distributions to the Spouse begin, this subsection, other than subsection (a)(1)(A), shall apply as if the surviving Spouse were the Participant.

For purposes of this subsection, unless subsection (a)(1)(D) applies, distributions are considered to begin on the Participant’s Required Distribution Date. If subsection (a)(1)(D) applies, distributions are considered to begin on the date distributions are required to begin to the Spouse under subsection (a)(1)(A). If distributions under an annuity irrevocably commences to the Participant before the Participant’s Required Distribution Date (or to the Participant’s Spouse before the date distributions are required to begin to the Spouse under subsection (a)(1)(A)), the date distributions are considered to begin is the date distributions actually commence.

(2)	Amount of Distributions Beginning On or After Participant’s Death.

(A)	All Distributions. If the Participant dies before the date distributions begin, distribution of the Participant’s vested Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s Death.

(B)

Election by Beneficiary. Notwithstanding any provision to the contrary, the Participant or the Beneficiary may elect, no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (a)(1) or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, the Spouse’s) Death, distributions in the minimum amount for each Distribution Calendar Year after the year of the Participant’s Death, determined by dividing the Participant’s vested Account by the remaining Life

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Expectancy of the Participant’s Beneficiary, determined as provided in Section 6.4(d)(4).

(C)	Death of Spouse Before Distributions to Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Spouse is the Participant’s sole Beneficiary, and the Spouse dies before distributions are required to begin to the Spouse under subsection (a)(1)(A), this subsection shall apply as if the Spouse were the Participant (except with respect to making the election available under subsection (a)(2)(B)).

6.6

DEATH BENEFITS. The amount to which a Beneficiary is entitled under this article shall be distributed to the Beneficiary as soon as administratively feasible following the submission of an Application for Benefits by the Beneficiary following the Participant’s Death. In no event shall the Death benefit commence later than the end of the Plan Year that includes the first anniversary of the Participant’s Death; provided, however, in the case of a spousal Beneficiary, the Benefit Starting Date may be deferred until the end of the Plan Year in which the Participant would have attained age 70 1/2.

6.7	DETERMINATION OF BENEFICIARY. Each Participant shall have the right to designate a Beneficiary on the forms prescribed for such designation by the Administrator and in accordance with the following rules:

(a)	Spouse as Beneficiary; Consent. In all cases, the Participant’s Beneficiary shall be the Participant’s Spouse, unless (1) the Beneficiary is otherwise determined pursuant to subsection (d), or (2) the Participant elects to name a different Beneficiary (or Beneficiaries) and the election is consented to by the Participant’s Spouse. The Spouse’s consent must be in writing, must acknowledge the effect of the election, must be witnessed by a Plan representative or a notary public, and must meet one of the following requirements:

(1)	the consent must name a specific Beneficiary that cannot be changed without the additional consent of the Spouse in a form meeting the requirements of this section;

(2)	the consent must specifically provide that the Participant may change the designation of a Beneficiary without any further consent by the Spouse, and the Spouse must acknowledge in the consent that she is giving up the right to limit her consent to a specific Beneficiary; or

(3)	the consent must specifically provide that the Participant may change the designation of a Beneficiary, with such change being limited to a change among certain Beneficiaries, without any further consent by the Spouse, and the Spouse must acknowledge in the consent that she is giving up the right to limit her consent to a specific Beneficiary.

(b)	Exceptions. A Spouse’s consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained

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because there is no Spouse, because the Spouse cannot be located, or because of other circumstances that may be prescribed in Regulations. A valid election made by the Participant may be revoked by the Participant in writing without the consent of the Spouse at any time. Any new election must comply with the requirements of this section. A consent by a former Spouse shall not be applicable to a new Spouse.

(c)	Presumed Designation of Beneficiary. If there is no designated Beneficiary living at the time of a Participant’s Death, or if the designated Beneficiary disclaims any benefit under the Plan in a written notice submitted to the Administrator, the Administrator shall designate the Spouse as the Beneficiary. If there is no Spouse, or if the Spouse consents in accordance with the requirements of subsection (a), the Administrator shall designate as the Beneficiary, in order of priority, (1) the Participant’s issue, by representation; (2) the Participant’s surviving parents, in equal shares; (3) the Participant’s siblings, in equal shares; and (4) the Participant’s estate or a trustee of a trust named as the Beneficiary of the residue of the Participant’s estate as Beneficiary. Persons who are legally adopted shall be treated for all purposes as the children of their adoptive parents. The Administrator’s determination of the persons who qualify as Beneficiaries under this Plan shall be binding on all interested parties.

(d)	Effect of Dissolution of Marriage. Dissolution of marriage shall terminate the Participant’s designation, or presumed designation, of the Participant’s former Spouse as the Participant’s Beneficiary.

(1)	If, prior to payment of benefits upon the Participant’s Death, documentation of the Participant’s dissolution of marriage, as issued by a court of competent jurisdiction, is received and accepted by the Administrator, the Administrator shall deem the Participant’s former Spouse to have predeceased the Participant, and no heirs or other Beneficiaries of the Participant’s former Spouse shall receive benefits as a Beneficiary, unless such heirs are specifically designated in the Participant’s Beneficiary designation under the Plan.

(2)	Subsection (d)(1) shall not apply if, prior to distribution of the vested portion of the Participant’s Accounts, either of the following occurs:

(A)	The Participant delivers to the Administrator a properly completed Beneficiary designation dated after the date of the dissolution of marriage that designates the Participant’s former Spouse as a Beneficiary.

(B)	The Plan receives a Qualified Domestic Relations Order, as defined in Section 7.13, directing that the Participant’s former Spouse shall be treated as the Participant’s Beneficiary.

Any such payment shall be a distribution for the account of such Participant and his Beneficiary and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the Participant’s estate or any Beneficiary. In the event of a

M.D.C. Holdings, Inc. 401(k) Savings Plan	36

dispute with respect to the determination of Beneficiaries as a result of the operation of this subsection (d), the Administrator may solicit a court of competent jurisdiction for a determination of a rightful Beneficiary. If such request is made to a court, the Trustee shall retain within the Plan or transfer to the court any portion of the Participant’s Account in dispute until the rendering of a final determination by the court. The decision of the Administrator shall be final and binding on all interested parties, and the Administrator shall be under no duty to investigate further the intent of the Participant with respect to the designation of any Beneficiary.

(e)	Governing Designation. The Beneficiary designation that the Participant completes and submits under the Plan shall apply with respect to all Accounts under the Plan maintained on behalf of the Participant.

6.8	ROLLOVER OF PLAN DISTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary that would limit a Distributee’s election under this section, a Distributee may elect to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee. The election regarding a direct rollover shall be made at the time and in the manner prescribed by the Administrator. For purposes of this section only:

(a)	Distributee means a Participant, former Participant, a Beneficiary who is the Spouse of a Participant or former Participant, an “alternate payee” as defined under Code Section 414(p), or a non-Spouse Beneficiary of a Participant or former Participant.

(b)	Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee. However, an Eligible Rollover Distribution shall not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary; (2) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of ten years or more; (3) any distribution to the extent the distribution is required under Code Section 401(a)(9); (4) any portion of any distribution that is not includible in gross income, as determined without regard to the exclusion for net unrealized appreciation of employer securities; or (5) any amount that is distributed on account of hardship.

(c)

Eligible Retirement Plan means, for a Distributee other than a non-Spouse Beneficiary: (1) an individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 409(b); (3) an annuity plan described in Code Section 403(a); (4) a qualified trust described in Code Section 401(a) that accepts Eligible Rollover Distributions; or (5) an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. For a

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Distributee who is a non-Spouse Beneficiary, an Eligible Retirement Plan means an individual retirement account described in Code Section 408(a).

6.9	REPAYMENT OF DISTRIBUTION. If any former Participant shall be reemployed by the Employer before incurring five consecutive One-Year Periods of Severance, and if the former Participant had received a distribution of the vested portion of his Account prior to the Participant’s Date of Reemployment, the former Participant shall be entitled to have the forfeited portion of his Account reinstated in full, as adjusted for any increases or decreases in the Trust Fund allocated to the forfeited portion prior to the forfeiture, together with the repaid portion, if but only if the former Participant repays the full amount distributed with after-tax dollars before having incurred five consecutive One-Year Periods of Severance. Any reallocation to a Participant’s Account made necessary pursuant to this section shall be derived from the following sources in the following order: any forfeitures available for allocation, any increase in the Trust Fund occurring since the last preceding Valuation Date, and any Employer contributions available for allocation.

* * * * End of Article 6 * * * *

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ARTICLE 7.

PARTICIPANT STATUS AND RIGHTS

7.1	STOCK HOLDING LIMITATIONS.

(a)	Limit on Assets in Employer Stock.

(1)	On or After January 2, 2008. Effective as of January 2, 2008, Participants shall not be permitted (A) to allocate any Employee or Employer contributions, loan payments, or other deposits into the Plan to investment in Employer Stock, or (B) to reallocate or exchange the investment of Plan assets to invest in Employer Stock.

(2)	Prior to January 2, 2008. Effective prior to January 2, 2008, Participants’ investment in Employer Stock shall be restricted to a maximum percentage of 30% of the Participant’s total account balance. If the percentage of the Participant’s investment in Employer Stock exceeds the specified percentage, the Participant will not be compelled to sell Employer Stock in excess of the specified percentage. However, the Participant may not direct any future contributions to be invested in Employer Stock until the Participant’s investment in Employer Stock is below the specified percentage.

(b)	Diversification Requirement. To ensure that each Participant has an investment option in a fund other than the fund that invests primarily in Employer Stock, Participants who have elected only the Employer Stock Fund will be required to make at least one additional fund election. If no additional election is made by the Participant, the Participant will be enrolled in the Plan’s default election fund. If the Participant account is invested in Employer Stock in excess of the Set Percentage, any further contributions will be directed to an alternate fund and not to a fund that invests primarily in Employer Stock.

7.2

VOTING RIGHTS. The Employer Stock, whether or not vested, may be voted by the Participant, Beneficiary or alternate payee having an interest with respect to such Employer Stock (each a “Participant” for purposes of these Employer Stock provisions) in accordance with the provisions of the Plan as certified to the Trustee by the Employer to the same extent as if duly registered in the Participant’s name. The Trustee or its nominee in which the shares are registered shall vote the shares solely as agent of the Participant and in accordance with the instructions of the Participant. If no instructions are received, or if instructions are not received in a timely fashion, the Trustee shall vote the shares of the Employer Stock for which it has received no voting instructions or untimely voting instructions in the same proportions as the Participants affirmatively directed their shares of Employer Stock to be voted unless the Trustee determines that a pro rata vote would be inconsistent with its fiduciary duties under ERISA. If the Trustee makes such a determination, the Trustee shall vote the Employer Stock as it determines to be consistent with its fiduciary duties under ERISA. Each Participant who has Employer Stock allocated to his Account shall direct the Trustee concerning the tender (as provided below) and the exercise of any other rights appurtenant to the Employer Stock. The Trustee shall follow

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the directions of the Participant with respect to the tender. The Trustee shall be responsible for ensuring that information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants, is maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA. Shareholder rights, other than voting rights, which can be exercised by Participants may be passed through to Participants and exercised in a similar manner to voting rights or will be exercised in such other manner as is legally required.

7.3	NOTICES. The Employer shall cause to be mailed or delivered to each Participant investing in Employer Stock copies of all notices and other communications sent to the Employer’s shareholders at the same time so mailed or delivered by the Employer to its other shareholders.

7.4	RETENTION/SALE OF EMPLOYER STOCK AND OTHER SECURITIES. The Trustee is authorized and directed to retain the Employer Stock and any other Employer securities acquired by the Trust except as follows:

(a)	In the normal course of Plan administration, the Trustee shall sell Employer Stock to satisfy Plan administration and distribution requirements as directed by the Employer or in accordance with provisions of the Plan specifically authorizing such sales.

(b)	In the event of a transaction involving the Employer Stock or any other similar transaction by which any person or entity seeks to acquire beneficial ownership of 50% or more of the shares of Employer Stock outstanding and authorized to be issued from time to time under the Employer’s articles of incorporation (“tender offer”), the Trustee shall sell, convey, or transfer Employer Stock in a manner consistent with the provisions of Department of Labor Regulation Section 2550.404c-1(d)(4).

(c)	If the Employer makes any distribution of Employer securities with respect to the shares of Employer Stock held in the Plan, other than additional shares of Employer Stock (any such securities are hereafter referred to as “stock rights”), the Trustee shall sell, convey, transfer, or exercise such stock rights pursuant to written instructions of Participants delivered to the Trustee in accordance with the following subsections of this section.

7.5	TENDER OFFERS.

(a)	Allocated Stock. In the event of any tender offer, each Participant shall have the right to instruct the Trustee to tender any or all shares of Employer Stock, whether or not vested, that are allocated to his Accounts under the Plan on or before the filing date. The Trustee shall follow the instructions of the Participant. The Trustee shall only tender Employer Stock for which no instruction is received after the Trustee determines the propriety of doing so is consistent with its fiduciary duties under ERISA.

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(b)	Unallocated Shares. The Trustee shall tender shares of Employer Stock that are not allocated to Accounts after the Trustee determines that the propriety of doing so is consistent with its fiduciary duties under ERISA.

(c)	Suspension of Share Purchases. In the event of a tender offer, the Trustee shall suspend all purchases of Employer Stock that would otherwise be made pursuant to the Plan, if any, unless the Employer otherwise directs. Until the termination of such tender offer and pending such Employer direction, the Trustee shall invest available cash pursuant to the applicable provisions of the Plan.

(d)	Temporary Suspension of Certain Cash Distributions. Notwithstanding anything in the Plan to the contrary, no option to receive cash in lieu of Employer Stock shall be honored during the pendency of a tender offer unless the Employer otherwise directs.

7.6	STOCK RIGHTS.

(a)	General. If the employer makes a distribution of stock rights with respect to the Employer Stock held in the Plan and if the stock rights become exercisable or transferable (the date on which the stock rights become exercisable or transferable shall be referred to as the “exercise date”), each Participant shall determine whether to exercise the stock rights, sell the stock rights, or hold the stock rights allocated to his Accounts. The provisions of this section shall apply to all stock rights received with respect to Employer Stock held in Accounts, whether or not the Employer Stock with respect to which the stock rights were issued are vested.

(b)	Independent Fiduciary. An independent fiduciary shall act with respect to the stock rights if the Employer determines that an independent fiduciary is required due to the possibility for undue Employer influence on participants and beneficiaries with regard to exercise of stock rights. The independent fiduciary may not be affiliated with the Employer. Should the independent fiduciary be appointed, all Participant directions concerning the exercise or disposition of stock rights shall be given to the independent fiduciary , who shall have the sole responsibility of assuring that the Participants’ directions are followed. The independent fiduciary , once appointed, shall have the sole responsibility of assuring that Participants receive the information necessary to make informed decisions concerning the Employer Stock, are free from undue influence or coercion, and that their instructions are followed to the extent proper under ERISA. The independent fiduciary shall act until it receives written notice to the contrary from the Employer.

(c)

Exercise of Stock Rights. If, on or after the exercise date, an Participant wishes to exercise all or a portion of the stock rights allocated to his Accounts, the independent fiduciary or Trustee, as appropriate, shall follow the Participant’s direction to the extent that there is cash or other liquid assets available in his Accounts to exercise the stock rights. Notwithstanding any other provision of the Plan, each Participant who has stock rights allocated to his Accounts shall have a period of five business days following the exercise date in which he may give

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instructions to the employer to liquidate any of the assets held in his Accounts (except shares of Employer Stock or assets such as guaranteed investment contracts or similar investments), but only if he does not have sufficient cash or other liquid assets in his Accounts to exercise the stock rights. The liquidation of any necessary investments pursuant to an Participant’s direction shall be accomplished as soon as reasonably practicable, taking into account any timing restrictions with respect to the Investment Funds involved. The cash obtained shall be used to exercise the stock rights, as the Participant directs. Any cash that is not so used shall be invested in a cash equivalent until the next day on which the Participant may change his investment directions under the Plan.

(d)	Sale of Stock Rights. On and after the exercise date, the independent fiduciary shall sell all or a portion of the stock rights allocated to Accounts, as the Participant shall direct.

(e)	Other Rights Appurtenant to the Employer Stock. If there are any rights appurtenant to the Employer Stock, other than voting, tender, or stock rights, each Participant shall exercise or take other appropriate action concerning such rights with respect to the Employer Stock, whether or not vested, that is allocated to their Accounts in the same manner as the other holders of the Employer Stock, by giving written instructions to the Trustee. The Trustee shall follow all such instructions, but shall take no action with respect to allocated Employer Stock for which no instructions are received, unless the Trustee determines that the failure to take action with respect to allocated Employer Stock would be inconsistent with its fiduciary duties under ERISA. If the Trustee makes such a determination, the Trustee shall take such actions with respect to Employer Stock as it determines to be consistent with its fiduciary duties under ERISA. The Trustee shall exercise or take other appropriate action concerning any such rights appurtenant to unallocated Employer Stock.

(f)	Information to Trustee. Promptly after the filing date, the exercise date, or any other event that requires action with respect to the Employer Stock, the Employer shall deliver or cause to be delivered to the Trustee or the independent fiduciary, as appropriate, a list of the names and addresses of Participants showing (1) the number of shares of Employer Stock allocated to each Participant with an interest in the Employer Stock Fund in accordance with the provisions of the Plan, (2) each Participant’s pro rata portion of any unallocated Employer Stock, and (3) each Participant’s share of any stock rights distributed by the Employer. The Employer shall date and certify the accuracy of such information, and such information shall be updated periodically by the Employer to reflect changes in the shares of Employer Stock and other assets allocated to accounts.

(g)	Information to Participants. The Trustee or the independent fiduciary, as appropriate, shall distribute and/or make available to each affected Participant the material or information that the Trustee or the independent fiduciary may consider necessary to assist the Participant in making an informed decision and in completing or delivering the instruction form (and any amendments thereto) to the Trustee or the independent fiduciary on a timely basis.

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(h)	Expenses. The Trustee and the independent fiduciary shall have the right to require payment in advance by the Employer and the party making the tender offer of all reasonably anticipated expenses of the Trustee and the independent fiduciary, respectively, in connection with the distribution of information to and the processing of instructions received from Participants.

(i)	Former Participants. The Employer shall furnish former Participants who have received distributions of Employer Stock so recently as to not be shareholders of record with the information to active Participants. The Trustee and the independent fiduciary are hereby authorized to take action with respect to the Employer Stock distributed to such former Participants in accordance with appropriate instructions from them. If the Trustee does not receive appropriate instructions, it shall take no action with respect to the distributed Employer Stock.

(j)	No Recommendations. Neither the Employer, the Trustee, nor the independent fiduciary shall express any opinion or give any advice or recommendation to any Participant concerning voting the Employer Stock, any tender offer, stock rights, or the exercise of any other rights appurtenant to the Employer Stock, nor shall they have any authority or responsibility to do so. Neither the Trustee nor the independent fiduciary has any duty to monitor or police the party making a tender offer or the Employer in promoting or resisting a tender offer; provided, however, that if the Trustee or the independent fiduciary becomes aware of activity that on its face reasonably appears to the Trustee or independent fiduciary to be materially false, misleading, or coercive, the Trustee or the independent fiduciary, as the case may be, shall promptly demand that the offending party take appropriate corrective action. If the offending party fails or refuses to take appropriate corrective action, the Trustee or the independent fiduciary, as the case may be, shall take such actions as it determines to be consistent with its fiduciary duties under ERISA.

7.7	CONFIDENTIALITY.

(a)	The Trustee shall ensure that procedures are established so that information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by participants and beneficiaries, is maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal or state laws not preempted by ERISA. The Trustee shall also be responsible for ensuring that those procedures are sufficient to safeguard the confidentiality of that information, that such procedures are being followed, and that the independent fiduciary has been appointed.

(b)

Neither the Trustee nor the independent fiduciary shall reveal or release any instructions received from Participants concerning the Employer Stock to the Employer, or the officers, directors, other employees, agents, or representatives of the Employer, except (A) to the persons and in accordance with the procedures established by the Trustee pursuant to the foregoing paragraph, or (B) to the extent necessary to comply with federal or state law not preempted by ERISA. If

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disclosure is required by federal or state law, the information shall be disclosed to the extent possible in the aggregate rather than on an individual basis.

(c)	In the event the Employer Stock becomes not readily tradable on an established public market, full and fractional shares of Employer Stock allocated to a Participant’s Account will be voted by the Trustee according to the Participant’s instructions with respect to any corporate matter that involves the voting of such shares in accordance with Code Section 409(e). The Trustee will not vote shares of Employer Stock allocated to Participants’ Accounts for which instructions are not received from Participants. Employer Stock contributed to or acquired by the Plan that is not yet allocated will be voted by the Trustee according to the Committee’s instructions with respect to any corporate matter that involves the voting of such shares. Shareholder rights, other than voting rights, which can be exercised by Participants may be passed through to Participants and exercised in a similar manner to voting rights or will be exercised in such other manner as is legally required.

7.8	PUT OPTION. If at the time of distribution, Employer Stock distributed from the Trust Fund is not treated as “readily tradable on an established market” within the meaning of Code Section 409(h) and the Regulations, such Employer Stock shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the Employer Stock distributed to him by the Trust to the issuing Employer; provided, however, that the issuing Employer may in its discretion grant the Trust an option to assume the Employer’s rights and obligations pursuant to this section with respect to any distributed Employer Stock. In the event the Employer grants the Trust such an option with respect to any distributed Employer Stock, but the Trust declines to purchase all or any part of such Employer Stock, the Employer shall purchase those shares of Employer Stock that the Trust declines to purchase. The put option shall be subject to the following conditions:

(a)	Qualified Holder means the Participant or Beneficiary receiving the distribution of such Employer Stock, any other party to whom the Employer Stock is transferred by gift or by reason of Death, and also any trustee of an individual retirement account (within the meaning of Code Section 408) to which all or any portion of the distributed Employer Stock is rolled over on a pre-tax basis.

(b)	Distribution Put Option. During the 60-day period following any distribution of such Employer Stock, a Qualified Holder shall have the right to require the Company to purchase all or a portion of the distributed Employer Stock held by the Qualified Holder. The purchase price to be paid for any such Employer Stock shall be the Fair Market Value determined (i) as of the Valuation Date coinciding with the exercise of the put option under this subsection (or if the exercise date is not a Valuation Date, as of the immediately preceding Valuation Date), or (ii) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Code Section 4975(e)(2), as of the date of the transaction. If a Qualified Holder shall fail to exercise his put option right under this subsection, the option right shall temporarily lapse upon the expiration of the 60-day period.

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(c)	Valuation Put Option. As soon as practicable following the last day of the Plan Year in which the 60-day option period expires, the Employer shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Employer Stock as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the issuing Employer to purchase all or any portion of the distributed Employer Stock. The purchase price to be paid therefor shall be based on the valuation of the Employer Stock (i) as of the Valuation Date coinciding with the exercise of the option under this subsection (c) (or if the exercise date is not a Valuation Date, as of the immediately preceding Valuation Date), or (ii) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Section 4975(3)(2) of the Code, as of the date of the transaction.

The foregoing put options under subsections (b) and (c) hereof shall be effective solely against the issuing Employer and shall not obligate the Plan or Trust in any manner. Except as otherwise required or permitted by the Code, the put options shall satisfy the requirements of Treasury Regulations Section 54.4975-7(b) to the extent, if any, that such requirements apply to such put options.

(d)	Exercise of Put Option. If a Qualified Holder exercises his put option, payment for the Employer Stock repurchased shall be made, in the case of a distribution of a Participant’s entire Account within one taxable year, in substantially equal annual payments over a period beginning not later than 30 days after the exercise of the put option and exceeding 5 years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, in the case of other distributions, not later than 30 days after such exercise.

7.9	CHANGES TO EMPLOYER STOCK. If any change is made to the shares of Employer Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made, through the operation of such transaction with respect to the Employer Stock held by the Trustee pursuant to the Plan, to the kind and number of shares subject to the Plan and the kind and number of shares of Employer Stock subject to distribution. To the extent Employer Stock is held in a unitized pooled investment fund consisting of Employer Stock and cash and allocated to Participants’ Accounts as units in such fund, such adjustment shall be made to the unitized pooled investment fund, but may not affect the allocation of units in such fund to Participants’ Accounts.

7.10	PARTICIPANT LOANS.

(a)	Availability. Loans from a Participant’s Account shall be made to all Participants who are actively employed (the “Borrower”) on a reasonably equivalent basis. In accordance with procedures adopted by the Administrator, a Borrower may request a loan by completing a written loan application provided by the Administrator or such other method as the Administrator shall specify, including telephonic or other electronic media used to apply for a loan.

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(b)	Amount. Loans shall be available from a Participant’s Deferral Account and Rollover Account only. Anything herein to the contrary notwithstanding, the maximum Plan loan to any Borrower (when added to the outstanding balance of all other loans to the Borrower from all plans of the Employer and affiliates, as required) shall not exceed the lesser of—

(1)	$50,000, reduced by the highest outstanding balance of loans to the Participant from all plans of the Employer during the one-year period ending on the day before the date on which such loan was made; or

(2)	fifty percent (50%) of the vested portion of the Account from which the loan is to be made as of the Valuation Date coinciding with the date the loan is made (or if the date the loan is made is not a Valuation Date, as of the immediately preceding Valuation Date).

(c)	Loan Terms. If approved, each Plan loan shall comply with the following conditions, in addition to such other administrative procedures as the Administrator may, from time to time, require:

(1)	The length of a loan shall not exceed five years.

(2)	Only one loan (or prior to January 1, 2002, only two loans) to the Borrower may be outstanding at any time. Loans initiated prior to January 1, 2002 shall continue to be paid according to their terms until repaid. No renegotiation, renewal or refinancing of loans shall be permitted except as provided in the procedures adopted by the Administrator. No loans shall be made to any individual who is currently in default on any loan.

(3)	Each Loan shall be evidenced by a promissory note.

(4)	No loan shall be made for less than $1,000.

(5)	The rate of interest payable on the unpaid balance of any loan shall be a commercially reasonable rate based on the terms and security for the loan as determined by the Administrator.

(6)	Each loan, by its terms, shall require approximately level repayments to be made not less frequently than quarterly pursuant to the terms of the loan policy. A loan may be prepaid without penalty, but partial prepayments will not be permitted.

(7)	If required by the qualified joint and survivor rules, if the Borrower is married at the time of the loan, the Borrower’s spouse must consent in writing to the loan and the spouse’s consent must be witnessed by a notary public or Plan representative.

(8)	A loan shall not be made from an Account at any time when such Account is the subject of an order that purports to be a Qualified Domestic Relations Order.

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(d)	Security. All loans shall be secured by the Borrower’s vested Account balance. A Borrower may only use up to 50% of the value of his vested Account as security for a loan, and for purposes of determining whether security is adequate. Each loan of a Borrower shall be charged solely against the Account of the Borrower, and principal and interest payments with respect to the loan shall be credited solely to the Account of the Borrower from which the loan was made based upon the Borrower’s most recent investment selections for Plan contributions. Any loss caused by nonpayment or other default on a Borrower’s loan obligations shall be borne solely by that Account. The source of the loan will be funded by the Borrower’s Accounts from the investments in which such Account is then invested as determined by the Administrator.

(e)	Default. A loan shall be in default upon the earliest occurrence of a default event as set forth in the procedures adopted by the Administrator, including the Participant’s separation from service with the Employer prior to repaying the full amount of the loan principal and interest (excluding any Participant who separates from service during the period commencing June 1, 1999 and ending December 31, 1999). In the event of a loan default, acceleration on the promissory note and an offset of the outstanding loan balance, including interest, shall occur on the first occurrence of a distributable event under this Plan, including any in-service distribution for which the Participant is or becomes eligible. Notice to the Borrower shall not be required prior to any offset. The loan shall be treated as repaid to the extent of any permissible offset and the Company shall report it as a distribution from the Plan to the Borrower. If a default shall occur with respect to any Plan loan at a time when a Borrower’s Account may not be distributed, the tax consequences of the default shall be governed by Code Section 72(p) and the Regulations thereunder.

(f)	Effect of Leave of Absence. The Administrator may, in its discretion and in a uniform and nondiscriminatory manner, grant a grace period for repayment of outstanding loans of up to 12 months to a Borrower on an unpaid leave of absence or a leave of absence whose wages or salary are less than the amount of the loan repayments. Interest shall accrue during the period of the Leave of Absence. Upon return from the Leave of Absence, such Borrower may select additional payroll deductions or make a balloon payment so that the loan will be paid off within the original loan term.

(g)	Fees. The Administrator may establish rules pursuant to which (i) fees may be charged for the processing of the loan, and/or (ii) annual fees may be charged to facilitate the administration of any loan.

(h)	Suspension of Repayment During Qualified Military Service. Loan repayments under the Plan shall be suspended as required under Code Section 414(u) in connection with any period of a Participant’s military service.

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7.11	WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE.

(a)	Distribution from Rollover Contribution Account. Prior to his Severance from Service, a Participant may elect to receive a distribution from the Participant’s Rollover Contribution Account not more frequently than once per Plan Year upon filing an election with the Administrator.

(b)

Age 59 1/2 Distributions. Prior to his Severance from Service, a Participant who has reached age 59 1/2 may receive a distribution of all or any portion of the Participant’s Account attributable to Deferral Contributions, Matching Contributions and Profit Sharing Contributions in the form of a lump sum distribution upon filing an election with the Administrator.

(c)	Hardship Distributions. A Participant, who is an Employee and who is currently employed by the Employer at the time the request for a hardship distribution is made, may receive a hardship distribution of all or any portion of the Participant’s Account attributable to Deferral Contributions, Matching Contributions and Profit Sharing Contributions. A Participant must make a request to the Administrator for a hardship distribution from his Account in accordance with the procedures authorized by the Administrator. The Administrator shall grant such a request only to the extent such a distribution is made on account of an immediate and heavy financial need of the Participant and the distribution is necessary to satisfy the financial need. The Administrator shall direct the Trustee to make the hardship distribution as soon as administratively practicable after the Participant makes a valid request for the hardship distribution. If the Administrator denies the request for a hardship distribution, such denial shall be subject to the provisions of Section 8.2.

(1)	Immediate and Heavy Financial Need. A distribution shall be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the distribution is made on account of any of the following:

(A)	medical expenses for the Participant, the Participant’s Spouse and dependents or a Beneficiary that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income);

(B)	the purchase (excluding mortgage payments) of the Participant’s principal residence;

(C)	post-secondary education tuition and related expenses for the next 12 months for the Participant, the Participant’s Spouse and dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) or a Beneficiary;

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(D)	to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(E)	burial or funeral expenses of the Participant’s deceased parent, Spouse, children, other dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) or a Beneficiary;

(F)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or

(G)	any other event that is deemed to be an immediate and heavy financial need within the meaning of the safe harbor provisions of the Regulations.

(2)	Distribution is Necessary to Satisfy Financial Need. Any hardship distribution from the Plan shall be deemed to meet the requirement that the distribution be necessary to satisfy the financial need, and the following requirements shall apply:

(A)	the distribution shall not exceed the amount of the immediate and heavy financial need of the Participant;

(B)	the Participant shall obtain all distributions (other than the hardship distribution) and all nontaxable loans available under all qualified plans of the Employer before receiving a hardship distribution; and

(C)	the Participant’s Elective Deferrals and any Employee contributions to all qualified plans of the Employer shall be suspended for six months after the Participant receives the hardship distribution.

7.12	ASSIGNMENT AND ALIENATION. The Trust Fund is established for the purpose of providing for the support of the Participants upon their retirement and for the support of their Beneficiaries. Except in the case of any (a) Plan loan under Section 7.1, (b) federal tax lien, (c) Qualified Domestic Relations Order under Section 7.13, (d) breach of a Participant’s fiduciary obligations to the Plan, or (e) other event described in Section 401(a)(13) and the Regulations thereunder, no right or interest of any individual in any part of the Trust Fund shall be transferable or assignable or be subject to alienation, anticipation, or encumbrance, and no such right or interest shall be subject to garnishment, attachment, execution, or levy of any kind.

7.13	QUALIFIED DOMESTIC RELATIONS ORDERS. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order” as those terms are defined in Code Section 414(p).

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(a)	Qualified Domestic Relations Order means any judgment, decree, or order (including approval of a property settlement agreement) which creates or recognizes the existence of an alternate payee’s right to receive all or a portion of the benefits of a Participant hereunder pursuant to a state’s domestic relations law relating to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child or other dependent of such individual; provided, however, that such order meets the requirements of Code Section 414(p).

(b)	Determination of Qualification. The Administrator shall establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions made thereunder in a manner consistent with the requirements of Code Section 414(p).

(c)	Immediate Distribution. Notwithstanding any provision of this Plan to the contrary, the distribution of all or a portion of the Participant’s vested Account that is assigned to an alternate payee under a Qualified Domestic Relations Order shall commence as soon as administratively feasible after the later of the following dates: (1) the date on which the Administrator determines that the domestic relations order pertaining to the alternate payee is a Qualified Domestic Relations Order, or (2) the date specified in the Qualified Domestic Relations Order; provided, however, that if the amount of the Participant’s vested Account to be distributed to the alternate payee exceeds the Cash-Out Limit, the Administrator shall not, without the prior written consent of the alternate payee, commence the distribution of the amount to be distributed to the alternate payee prior to the Participant’s “earliest retirement age” as that term is defined in Code Section 414(p)(4).

Distributions made pursuant to this section shall completely discharge the Plan of its obligations with respect to the Participant and each alternate payee to the extent of any such distributions.

7.14	PARTICIPANT RIGHTS. The sole rights of a Participant under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he may be entitled to hereunder, and, subject to any spousal Death benefit requirements, to name the Beneficiary to receive any Death benefits to which such person may be entitled.

7.15	EFFECT ON EMPLOYMENT STATUS. The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Employer and any Participant. This Plan shall not affect the right of the Employer to deal with its Employees in all respects, including their hiring, discharge, compensation, and conditions of employment. No individual shall be discharged, fired, suspended, expelled, disciplined, or discriminated against for exercising any right under this Plan or for giving information or testimony in any inquiry or proceeding relating to the Plan’s administration.

* * * * End of Article 7 * * * *

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ARTICLE 8.

APPLICATION FOR BENEFITS

8.1	APPLYING FOR BENEFITS. If the value of a Participant’s Account exceeds the Cash-Out Limit, the Participant’s benefit shall not be distributed without his consent, evidenced by an Application for Benefits submitted prior to his Required Distribution Date. With respect to any such Participant, the Participant’s consent shall be valid only if the Participant is provided with information regarding his right to, and the effect of, a distribution (including the taxation of such distribution and its qualification for rollover treatment) within the time period, and under the circumstances, required by Regulation. The Administrator shall establish such additional rules and procedures that it determines to be necessary or appropriate for the proper payment of Plan benefits.

8.2	DENIAL OF BENEFITS. The following claims procedures are generally applicable to claims filed under the Plan.

(a)	General Procedures. The following claims procedures are applicable to claims filed under the Plan, except that, to the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a Disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

(1)	Filing a Claim. All claims shall be filed in writing by the Participant, Beneficiary or the authorized representative of either one (the “claimant”) by completing the procedures that the Administrator requires. The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information. For purposes of this section, a request for a Plan loan or an in-service withdrawal shall be considered a claim.

(2)	Review of Claim. The Administrator shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, the Administrator shall provide written notice of denial to the claimant within a reasonable period of time no later than 90 days after the Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, the Administrator shall notify the claimant in writing before the end of the 90-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim. The extension shall not exceed an additional 90 days. The notice of denial shall be written in a manner calculated to be understood by the claimant and shall include the following:

(A)	the specific reason(s) for the adverse determination;

(B)	specific references to pertinent Plan provisions on which the adverse determination is based;

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(C)	a description of any additional material or information necessary for the claimant to perfect his claim and the reason why such material or information is necessary; and

(D)	a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(3)	Appeal Process. If the claimant wishes a review of the denied claim, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The claimant may submit to the Administrator in writing any issues, documents, records, comments or other information he may have regarding his claim for benefits under the Plan. Such request for an appeal must be made by the claimant in writing within 60 days after receipt of notice that his claim has been denied by the Administrator.

A document, record or other information shall be considered “relevant” to a claim if such document, record or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (C) demonstrates compliance with the administrative processes and safeguards required pursuant to ensure and to verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(4)	Review of Appeal. The Administrator shall make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant. The Administrator shall make a decision on the review within a reasonable period of time, not later than 60 days after the Administrator receives the claimant’s written request for review unless special circumstances require additional time for review of the claim. If an extension is required, the Administrator shall notify the claimant in writing before the end of the 60-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim. The extension shall not exceed an additional 60 days. The decision on review will be written in a manner calculated to be understood by the claimant. If the claim is denied, the written notice shall include the following:

(A)	the specific reason(s) for the adverse determination;

(B)	specific references to pertinent Plan provisions on which the adverse determination is based;

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(C)	a statement that the claimant shall be entitled, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (as “relevant” is defined in this section); and

(D)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

(b)	Administrator’s Full Discretion. The Administrator shall have full discretionary power to decide all claims and reviews of denied claims, including determining eligibility, status and the rights of all individuals under the Plan and construing any and all terms of the Plan. Following the approval of a claim for benefits, the Administrator shall have the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.

(c)	Electronic Notification. Any notification from the Administrator to the claimant under this section may be made electronically, provided that such notification complies with Regulation Sections 2520.104b-1(c)(1)(i), (iii), and (iv).

8.3	EXHAUSTION OF REMEDIES; LIMITATION OF ACTIONS. In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this article must be exhausted before legal recourse of any type is sought. No legal action at law or in equity may be filed against the Plan, the Employer, the Administrator or its delegate relating to any dispute over benefits under this Plan more than one year after the Administrator or its delegate has made a final decision under the claims review process described in this article.

8.4	MISSING PARTICIPANTS AND BENEFICIARIES. An individual for whom benefits are being held by the Trustee shall keep the Administrator notified of his current mailing address. The Administrator, the Trustee and the Employer shall be discharged from any liability resulting from the failure to pay benefits as they become due if the Administrator has notified the individual at his last address of record. If benefits are to be paid to an individual who cannot be located, the Administrator may take either or none of the following actions, at its discretion:

(a)	Forfeiture. The individual’s Account shall be forfeited and applied as provided in Article 5. If the individual is later located, the vested portion of the Account will be reinstated and distributed in accordance with the terms of the Plan.

(b)	Distribution to Established Account. The Administrator may direct the Trustee to distribute the Account by establishing an individually-designated account for such individual (for example, a savings account or individual retirement account), by purchasing an annuity for the individual, by transferring the account on behalf of such individual to an ongoing plan of the Employer, or by any other method deemed proper by the Administrator.

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8.5	INCAPACITY OF PARTICIPANT OR BENEFICIARY. If any Participant or Beneficiary entitled to receive a distribution under this Plan is, as determined by the Administrator in a uniform and nondiscriminatory manner, unable to apply such distributions to his own best interest, whether because of illness, accident or other incapacity (mental, physical or legal), the Administrator may, in its discretion, direct the Trustee to make distributions in one or more of the following ways:

(a)	directly to the Participant or Beneficiary;

(b)	to the duly appointed legal guardian or conservator of the Participant or Beneficiary;

(c)	to the Spouse of the Participant or Beneficiary;

(d)	to a custodian under any applicable Uniform Gifts to Minors Act or Uniform Transfers to Minors Act;

(e)	to an adult relative or friend of the Participant or Beneficiary, or to one residing with the Participant or Beneficiary, pursuant to appropriate legal appointment (including durable power of attorney) for the benefit of the Participant or Beneficiary.

Any such payment shall be a distribution for the account of such Participant or Beneficiary and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such Participant or Beneficiary. The Administrator’s reliance on the written instrument of agency governing a relationship between the Participant or Beneficiary entitled to distribution and the person to whom the Administrator directs distribution shall be fully protected as though the Administrator made such distribution directly to the Participant or Beneficiary as a competent person. In the absence of actual knowledge to the contrary, the Administrator may assume that the instrument of agency was validly executed, that the Participant or Beneficiary was competent at the time of execution and that at the time of reliance, the agency has not been amended or terminated. The decision of the Administrator shall be final and binding on all interested parties, and the Administrator shall be under no duty to see to the proper application of the funds.

* * * * End of Article 8 * * * *

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ARTICLE 9.

ADMINISTRATION OF THE PLAN

9.1	ADMINISTRATOR. The Administrator shall supervise and administer the day-to-day operation of this Plan and shall have all powers necessary to accomplish that purpose, including the power to make rules pertaining to the administration of this Plan. The Employer may, at its discretion, designate a Committee to act as the Administrator. Any member of the Committee may resign by delivering written notice to the Employer. Until such time as the Employer shall have appointed the members of the Committee, or in the event that all Committee members have resigned, the Employer shall serve as the Administrator. An Employee shall be deemed to have resigned as Administrator or as a member of the Committee upon separation from service with the Employer. Vacancies due to resignation, Death, removal, or other causes shall be filled by the Employer. The Employer shall be entitled to remove the Administrator at any time, with or without cause.

9.2	ORGANIZATION AND PROCEDURES.

(a)	Establishment of Committee. If the Employer has designated a Committee to act as the Administrator, the Committee shall be structured and governed according to the terms of its governing charter. The Committee shall hold meetings at such times and places and upon such notice as it shall from time to time determine in accordance with its charter. The Committee may make and from time to time revise the rules covering the conduct of its proceedings, may designate one of its members to sign on its behalf, and shall at all times maintain complete records of its proceedings which records shall at all reasonable times be open to inspection by all members of the Committee and the Employer.

(b)	Delegation of Duties. The Committee may delegate all or part of its duties which do not involve the management of Plan assets to others. The Committee shall not be liable for any acts or omissions of the persons to whom such duties have been delegated, provided that the Committee acted prudently and in the interests of the Participants and Beneficiaries in selecting and retaining such persons.

(c)	Participation of Committee Members. A majority of the Committee shall constitute a quorum for the transaction of business. No member, however, shall take part in any action relating solely to himself or his rights or benefits under the Plan.

9.3	POWERS AND DUTIES. The Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Employer or the Trustee. Not in limitation, but in amplification of the powers and duties specified in this Plan, the Administrator shall:

(a)	Administration. Have all powers to administer the Plan, within its discretion, other than the power to invest or reinvest the assets of the Plan, such powers having been delegated to the Trustee pursuant to the Trust Agreement.

(b)	Amendment. Have all powers to amend the Plan as set forth in Section 12.1.

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(c)	Interpretation. Have total and complete discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan, including the power to construe and interpret the Plan; to decide all questions relating to an individual’s eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; to make such adjustments which it deems necessary or desirable to correct any mathematical or accounting errors; and to determine the amount, form and timing of any distribution to be made hereunder.

(d)	Reconciliation. Correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as the Administrator shall deem necessary to carry out the purposes of this Plan.

(e)	Factual Determination. Have fact finder discretionary authority to decide all facts relevant to the determination of eligibility for benefits or participation; have the discretion to make factual determinations as well as decisions and determinations relating to the amount and manner of allocations and distribution benefits; and in making such decisions, be entitled to, but need not rely upon, information supplied by a Participant, Beneficiary, or representative thereof.

(f)	Rules and Procedures. Have total and complete discretion to adopt, publish, and enforce such rules as the Administrator shall deem necessary and proper for the efficient administration of the Plan; to establish and carry out procedures for the making of investment choices by individual Participants; to approve and enforce any loan hereunder including the repayment thereof, and to resolve any conflict.

(g)	Qualified Domestic Relations Orders. Have full and complete discretion to determine whether a domestic relations order constitutes a Qualified Domestic Relations Order and whether the putative alternate payee otherwise qualifies for benefits hereunder.

(h)	Appointment, Removal of Trustee. To the extent such actions are not performed by the Employer, have the authority to appoint and remove the Trustee; to direct the Trustee with respect to the investment, sale, reinvestment, and management of Plan assets including, without limitation, to appoint an Investment Manager in accordance with Section 11.5 and to communicate to the Trustee any elections made by a Participant as to the investment and management of such Participant’s Account; to decide all questions submitted by the Trustee on all matters necessary for it to properly discharge its powers, duties and obligations; and to enter into a Trust Agreement with the Trustee setting forth the powers, duties and obligations of the Trustee.

(i)	Appointment, Removal of Agents. Add, remove or replace agents engaged to assist in the administration or investment of the Plan as the Administrator shall deem prudent and appropriate under the circumstances.

(j)

Review Agents, Fiduciaries. Establish and maintain procedures for review of the performance of persons to whom functions are delegated under any provision of this Plan. This review may consist of day-to-day supervision, periodic formal

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review, a combination of such types of review, or such other procedures as the Administrator shall deem prudent and appropriate under the circumstances.

(k)	Review Investment Options. Establish and maintain procedures for review of the performance of investment options offered under the Plan; and to add, remove or replace any investment option under the Plan as the Administrator shall deem prudent and appropriate under the circumstances.

(l)	Reporting and Disclosure.

(1)	Cause to be prepared and filed with the appropriate governmental authorities such reports, documents, registration statements, and income tax returns as may from time to time be required under applicable federal or state law, including, but not limited to, plan descriptions and changes thereto, annual reports, terminal and supplementary reports, annual registration statements and notifications of changes in status, blackout notices and related materials, and annual information returns.

(2)	Furnish to each Participant covered under the Plan and to each Beneficiary after such Participant becomes eligible to participate or, in the case of a Beneficiary, begins to receive benefits, a summary plan description, and, at appropriate times, such summary descriptions of modifications or changes and updated summary plan descriptions as are required by law; summary annual reports and statements indicating the total of the Participant’s Accounts and the portion of such benefits that has become vested; and such other reports and information as may from time to time be required by applicable law.

(3)	Make available at reasonable hours to each Participant and Beneficiary a copy of the Plan, the plan description, the latest annual report, and such of its records as may pertain to the assets held by the Trustee for the benefit of such Participant or Beneficiary.

(4)	Maintain records sufficient to enable the Administrator adequately to fulfill its duties under this Plan and applicable law, and preserve such records for a period of not less than six years after the filing date of the documents based on information that such records contain.

(5)	Nothing in this Plan shall be interpreted to require reporting or disclosure from which the Plan, the Employer, the Administrator, or the Trustee is exempt under any applicable federal or state law, Regulation, or administrative ruling.

The Administrator’s decision in such matters shall be binding and conclusive as to all parties.

9.4	CONSULTATION WITH AGENTS. The Administrator shall have the right to employ such agents, clerical, accounting and other services, and such lawyers and accountants as may be

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necessary for the purpose of administering the Plan. The Administrator shall have the right to employ the Trustee to perform recordkeeping and such other services on behalf of the Plan. Such costs may be paid for out of the assets of the Plan and shall in such case constitute an operating expense of the Plan.

9.5	FINALITY OF ACTION. All acts and determinations of the Administrator shall be binding and conclusive upon Participants, Beneficiaries, Employees, and the Trustee. The Employer may deem its records conclusively to be correct as to the matters reflected therein with respect to information furnished by an Employee.

9.6	INDEMNIFICATION. To the extent permitted by ERISA, the Employer agrees to indemnify and defend to the fullest extent permitted by law all persons who are, were, or may be employees of the Employer against any liabilities, damages, costs and expenses (including attorney’s fees and amounts paid in settlement of any claim approved by the Employer) occasioned by their occupying or having occupied an administrative position in connection with the Plan, except when due to their willful misconduct or gross negligence.

9.7	COMPENSATION AND EXPENSES. No employee shall be compensated for his services performed in connection with the administration of the Plan. However, all reasonable expenses of employees incurred in connection with the administration of the Plan shall be paid from the Trust Fund unless otherwise paid by the Employer. Until otherwise paid, the Trust Fund shall at all times be liable for the payment of all administrative expenses, and the election of the Employer to pay any such expense shall not be construed as creating any such liability on the part of the Employer.

* * * * End of Article 9 * * * *

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ARTICLE 10.

THE TRUST FUND

10.1	THE TRUSTEE. The Employer shall select a Trustee to hold, invest and distribute any assets of the Plan which are held in the Trust Fund in accordance with the terms of the Trust Agreement which shall be executed by the Employer and the Trustee under such terms and conditions, not in contravention of the provisions of this Plan, as the Employer and Trustee may elect. The fiduciary responsibilities of the Trustee shall be as set forth in the Trust Agreement entered into by and between the Employer and the Trustee. The Employer from time to time may change the Trustee and the Trust Agreement, provided that no amendment which affects the duties or responsibilities of the Trustee shall be effective without the consent of the Trustee.

10.2	THE TRUST FUND. The Trust Fund shall be used only to pay benefits as provided in the Plan and such other payments as directed by the Administrator. All reasonable and necessary expenses incurred in the administration of the Plan and Trust Fund shall be paid from the Trust Fund to the extent that such costs and expenses are not paid by the Employer.

10.3	REVERSION OF ASSETS. Except as provided by the terms of this section, no assets of the Trust Fund shall ever revert to, or be used or enjoyed by, the Employer or any successor of the Employer, nor shall any such funds or assets ever be used other than for the benefit of Participants or Beneficiaries. Exceptions are as follows:

(a)	Mistake of Fact. In the event the Administrator determines that the Employer has contributed any amount under Article 4 to the Trustee by mistake of fact, the Administrator shall direct the Trustee in writing to return to the Employer, within one year after the payment of the contribution, the lesser of the amount actually contributed by such mistake of fact or its then current value.

(b)	Qualification of Plan. All contributions hereunder are made on the condition that this Plan and the Trust Agreement initially qualify under Code Sections 401(a) and 501. If, pursuant to the Employer’s request for a determination letter prior to the remedial amendment period, the Internal Revenue Service shall determine that this Plan and the Trust Agreement do not initially qualify, the Administrator shall direct the Trustee to return to the Employer the then current value of any contributions made by the Employer. Such contributions shall be returned within one year following the denial of initial qualification.

(c)	Deductibility. All contributions hereunder are made on the condition that they are deductible under Code Section 404. If the Internal Revenue Service shall determine that any portion of the Employer’s contributions under Article 4 for a Plan Year is not deductible, to the extent that the deduction is disallowed, the Administrator shall direct the Trustee to return the lesser of such amount or its then current value to the Employer within one year following the disallowance of the deduction.

(d)	Termination. Upon termination of the Plan after satisfaction of all fixed and contingent liabilities or obligations to persons entitled to benefits upon termination

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of the Plan, any fund or property remaining in the Trust Fund shall revert to the Employer, provided such reversion does not contravene any provision of law.

* * * * End of Article 10 * * * *

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ARTICLE 11.

PLAN FIDUCIARIES

11.1	FIDUCIARIES. The Named Fiduciary with respect to the Plan and Trust Agreement shall be the Administrator. The Trustee shall be a Plan fiduciary with respect to the Plan and Trust Agreement to the extent the Trustee exercises discretionary authority, responsibility or control with respect to management of the Plan or Plan assets or administration of the Plan. Any Investment Manager appointed as provided in Section 11.5 shall be a Plan fiduciary with respect to the Plan and Trust Agreement, but shall not be a Named Fiduciary. The fiduciaries of this Plan and Trust Agreement shall have only those powers, duties, responsibilities and obligations as are specifically provided for by the Plan and Trust Agreement.

11.2	BONDING REQUIREMENTS. Each of the Plan fiduciaries shall be bonded to the extent required by ERISA. Such bond shall provide protection to the Plan and Trust Fund against loss by reason of direct or indirect acts of fraud or dishonesty on the part of the Plan fiduciaries.

11.3	PROHIBITED TRANSACTIONS. Except as otherwise permitted by applicable law, no fiduciary shall engage in, or cause the Plan to engage in, any transaction in which the Trust Fund directly or indirectly sells, exchanges, or leases any part of the Trust Fund to; lends money or otherwise extends credit to; furnishes goods, services or facilities to; transfers any assets of the Trust Fund to; or permits any such assets to be used by or for the benefit of a party in interest as defined by ERISA Section 3(14) or disqualified person as defined in Code Section 4975. In addition, except as otherwise provided by applicable law, no fiduciary shall deal with any assets of the Trust Fund for his own interest or account; act in his individual capacity in any transaction involving the Trust Fund on behalf of a party whose interests are adverse to the interests of the Trust Fund and of the Participants; nor receive any consideration for his own account from any party dealing with the Trust Fund in connection with a transaction involving the assets of the Trust Fund.

11.4	FIDUCIARY RESPONSIBILITIES.

(a)	Administrator. The Administrator shall have responsibility and authority to control the operation and administration of the Plan as further set forth in Article 9.

(b)

Trustee. The Trustee shall hold the assets of the Trust Fund in trust and shall be responsible for all functions specifically assigned to it in the Trust Agreement. The Trustee shall have exclusive responsibility for the management and control of that portion, if any, of the Trust Fund which is not made subject to the management and control of an Investment Manager, a Participant or the Administrator. The Trustee shall have no other responsibilities unless otherwise provided in the Trust Agreement. To the extent that the Trust Fund or any portion thereof is subject to the management and control of an Investment Manager or the Administrator, the Trustee (1) shall not have exclusive management and control over the Trust Fund, (2) shall not invest or otherwise manage and control that portion of the Trust Fund, and (3) shall take investment action only upon the instructions of such Investment Manager or the Administrator properly given as herein provided. Purchase and sale

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orders may be placed by such Investment Manager directly with brokers and dealers without the intervention of the Trustee and, in such event, the Trustee’s sole obligation shall be to make payment for purchased securities and deliver those that have been sold when advised of the transaction. The Trustee shall have no liability to any person for any action taken or omitted in accordance with any directions given by such Investment Manager herein, or for the failure of such Investment Manager to give such directions.

(c)	Employer. The Employer shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement. Any authority so assigned or reserved to the Employer shall be exercised by resolution of its duly authorized governing body, and shall become effective with respect to the Trustee only with its consent and upon written notice to the Trustee. By way of illustration, and not by limitation, the Employer shall have authority and responsibility for (1) the designation of Named Fiduciaries, (2) the appointment, removal and replacement of the Trustee, and (3) the exercise of all fiduciary functions provided in the Plan and Trust Agreement or necessary to the operation of the Plan, except such functions as are assigned to other Named Fiduciaries or to an Investment Manager. Not as Plan fiduciary, but rather as “settlor” of the Plan, by way of illustration, and not by limitation, the Employer shall have authority and responsibility for the design of the Plan, the qualification under applicable law of the Plan and Trust Agreement, and any amendments thereto, and the funding of the Plan.

This section is intended to allocate to each fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibilities shall be shared by two or more of such fiduciaries unless such sharing is provided by a specific provision of the Plan or Trust Agreement. Whenever one fiduciary is required to follow the directions of another fiduciary, the two fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. A fiduciary may employ one or more persons to render advice concerning responsibility such fiduciary has been allocated under the Plan and Trust Agreement. To the extent that fiduciary responsibilities are so allocated to an Investment Manager, such responsibilities are so allocated solely to such Investment Manager alone, to be exercised by such Investment Manager alone and not in conjunction with any fiduciary, and the Trustee shall be under no obligation to manage any asset of the Trust Fund which is subject to the management of such Investment Manager.

11.5

INVESTMENT MANAGERS. The Administrator may appoint a qualified Investment Manager to manage any portion or all of the assets of the Trust Fund. For the purpose of this Plan and Trust Agreement, a qualified Investment Manager means an individual, firm or corporation that has been so appointed to serve as Investment Manager hereunder and that is and has acknowledged in writing that it is (a) a fiduciary with respect to the Plan, (b) bonded as required by ERISA, and (c) is registered as an investment adviser under the Investment Advisers Act of 1940, but excluding any investment adviser described in

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ERISA Section 3(38)(B)(ii), or an investment adviser described in ERISA Section 3(38)(B)(ii), or a bank as defined in the Investment Advisers Act of 1940, or an insurance company qualified to manage or dispose of assets of pension plans and licensed to conduct business in more than one state. Any Investment Manager so appointed shall have sole responsibility for the investment of the portion of the Trust Fund to be managed and controlled by such Investment Manager.

* * * * End of Article 11 * * * *

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ARTICLE 12.

AMENDMENT, TERMINATION AND MERGER

12.1	PLAN AMENDMENT.

(a)	Employer and Administrator Power to Amend. The Employer shall have the right to amend this Plan at any time and from time to time. The Administrator, shall have the right to amend this Plan at any time and from time to time if such amendment is necessary to retain the Plan’s qualified status under Code Section 401(a) or to comply with ERISA or if, in the judgment of such person or such committee, such amendment will not result in any material increase in the benefits provided under or the cost of maintaining the Plan. Any such amendment may be made retroactively effective to the extent permitted by applicable law.

(b)	Limitation to Scope of Amendments. Except to the extent required to qualify this Plan and the Trust Agreement under Code Sections 401(a) and 501, or as a condition of continued qualification thereunder, no amendment shall be made which would have any of the following effects:

(1)	deprive any Participant or Beneficiary of the right to receive any benefits attributable to service before the amendment to which such individual may be entitled; or

(2)	except as provided in Article 10, permit any part of the Trust Fund to revert to the Employer or permit any part of the Trust Fund, other than such part as may be required to pay taxes or administration expenses, to be used for or diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries.

12.2	VESTING AMENDMENTS. In the event the Employer shall adopt an amendment changing the vesting schedule described in Section 3.2, or any other amendment that directly or indirectly affects the computation of a Participant’s vested Account, any Participant who has completed at least three Years of Service may elect to have his vested Account determined in accordance with the vesting schedule in effect immediately prior to the effective date of the amendment. Notwithstanding the preceding sentence, no election need be provided for any Participant whose vested Account under the Plan, as amended, at any time cannot be less than such Account determined without regard to such amendment. Such election must be in writing and be filed with the Administrator by the latest of (a) 60 days after the amendment is adopted, (b) 60 days after the amendment becomes effective, or (c) 60 days after written notice of the amendment is issued to the Participant by the Administrator. The Participant must have completed the required three Years of Service by the latest date on which an election may be filed hereunder. Anything in Section 3.2 to the contrary notwithstanding, the vested portion of a Participant’s Account shall be at least equal to that which he would have been entitled had he ceased to be an Employee immediately prior to the date such amendment is adopted or the effective date of such amendment, whichever is later.

12.3	PLAN TERMINATION.

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(a)	Employer Rights. Although the Employer expects to continue the Plan and the contributions to the Trust Fund indefinitely, the Employer may terminate the Plan and all further contributions to the Trust Fund for any reason and at any time.

(b)	Partial Termination, Vesting. In the event of a partial termination of the Plan, the rights of each Participant affected by such partial termination to all amounts credited to his Account as of the date of such termination shall be nonforfeitable. Such amounts shall be distributed in accordance with the provisions of this Plan.

(c)	Trust Fund, Vesting and Distribution. Upon the termination of the Plan or the complete discontinuance of contributions to the Trust Fund, the Administrator shall notify the Trustee of such event in writing. The Trust Fund shall continue until all funds are distributed in accordance with the terms of the Plan. All provisions of the Plan and Trust Agreement shall remain in force, other than the provisions relating to Employer contributions, until all funds are distributed from the Trust Fund. Each affected Participant shall be fully vested in his Account as of the date of such termination or discontinuance. Anything herein to the contrary notwithstanding, the Trustee and the Administrator may, at any time after the Plan has been completely terminated, terminate the Trust Fund. Upon termination of the Trust Fund, the amount credited to the Account of each Participant and Beneficiary shall be distributed to the individual absolutely and free of trust.

(d)	Allocation of Suspense Account. Any funds held in the Suspense Account at the time of the termination of the Plan or discontinuance of contributions shall be allocated among the Participants for whom an Account is being held in the manner set forth in Section 4.1 to the extent such allocation does not exceed the limits of Article 5.

(e)	Trustee Fees. The Trustee’s fees and expenses of administering the Trust Fund and other expenses incident to the termination and distribution of the Trust Fund incurred after the termination of this Plan and the Trust Agreement shall be paid from the Trust Fund unless otherwise paid by the Employer. Until otherwise paid, the Trust Fund shall at all times remain solely liable for the payment of all fees and expenses incident to the termination.

12.4	PLAN MERGER.

(a)

Transfer of Assets. This Plan shall not be merged into, or consolidated with, nor shall any assets or liabilities be transferred to, any pension or retirement plan under circumstances resulting in a transfer of assets or liabilities from this Plan to any other plan unless immediately after any such merger, consolidation or transfer each Participant would (if the Plan then terminated) receive a benefit after the merger, consolidation or transfer which would be equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated). Subject to the foregoing and the applicable requirements of Code Section 411(d)(6), the Administrator may, in its discretion, direct the Trustee to (1) transfer all or a specified portion of the Trust Fund to any other trust forming part of another qualified plan, or (2) accept a

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transfer to the Trust Fund of all or a specified portion of the assets of a trust forming part of another qualified plan. Any transfer of assets to another trust shall be in complete satisfaction of all liabilities relating to the amounts so transferred.

(b)	Distributions. Subject to an election by the Administrator to transfer the Accounts of any affected Participant to another trust forming part of a qualified plan as provided in subsection (a), the Administrator may, in its discretion, permit in a uniform and nondiscriminatory manner the Accounts of affected Participants to be distributed, with the Participant’s consent as provided in Article 6, in a lump sum in connection with a corporate transaction that results in the Participant’s “severance from employment” as permitted in accordance with Code Section 401(k).

* * * * End of Article 12 * * * *

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ARTICLE 13.

TOP-HEAVY PROVISIONS

13.1	TOP-HEAVY DEFINITIONS. For purposes of this article, the following terms shall have the following meanings.

(a)	Determination Date means the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

(b)	Key Employee means any individual who is eligible to be a participant in a plan sponsored by the Employer and who, at any time during the Plan Year or any of the four preceding Plan Years, has been (1) an officer of the Employer having Testing Compensation greater than $130,000 as adjusted for cost of living adjustments; (2) a five percent (5%) owner of the Employer; or (3) a one percent (1%) owner of the Employer having Testing Compensation from the Employer of more than $150,000 without application of the Code Section 401(a)(17) limitation. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and related Regulations. No more than 50 Employees, or, if lesser, the greater of three Employees or ten percent (10%) of the Employees, shall be treated as officers.

(c)	Non-Key Employee means any Participant who is an Employee on the last day of the Plan Year and who is not a Key Employee, regardless of the Hours of Service or Compensation earned by such Employee during the Plan Year.

(d)	Permissive Aggregation Group means the Required Aggregation Group combined with any other plan maintained by the Employer, provided that the resulting combination group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 once such other plan is taken into account. The Administrator shall determine which plan or plans maintained by the Employer shall be taken into account in determining the Permissive Aggregation Group.

(e)	Required Aggregation Group means (1) each plan of the Employer in which a Key Employee is a participant, and (2) each other plan of the Employer that enables any plan described in clause (1) to meet the requirements of Code Section 401(a)(4) or 410.

13.2	DETERMINATION OF TOP-HEAVY STATUS.

(a)	Top-Heavy Percentage. This Plan shall be deemed to be a “Top-Heavy Plan” within the meaning of Code Section 416(g) if, as of the Determination Date, either the aggregate of the Accounts of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Eligible Employees under the Plan, or the Plan is part of a Required or Permissive Aggregation Group and the Required or Permissive Aggregation Group is determined to be a Top-Heavy Plan after application of the same test. This Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group that is not a Top-Heavy Plan.

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(b)	Determination Percentage. The top-heavy determination percentage shall be derived by the Administrator as of the Determination Date by dividing (1) the sum of the Accounts of Key Employees under this Plan (plus the aggregate present value of cumulative accrued benefits for Key Employees under a defined contribution or defined benefit plan that is part of a Required or Permissive Aggregation Group) by (2) a similar sum determined for all Eligible Employees. For purposes of determining the Account of any Employee (or the present value of the cumulative accrued benefit for any Employee in a defined contribution or defined benefit plan), such Accounts or present value shall be increased by the aggregate distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, Death or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(c)	Look-Back Period. If any Employee is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, such Employee’s Accounts (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan. If an Employee has not performed any services for the Employer at any time during the one-year period ending on the Determination Date, such Employee’s Accounts (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for the purposes of determining whether the Plan is a Top-Heavy Plan.

13.3	CHANGE IN VESTING SCHEDULE. To the extent the vesting provisions of Article 3 are not more generous, if this Plan is deemed a Top-Heavy Plan for a Plan Year, then the vesting under the Plan shall be at least as generous as the following schedule, or if more generous, the vesting schedule set forth in Article 3:

Years of Vesting Elapsed Time	Vested Percentage
Less than 1 year	0%
At least 1 year but less than 2 years	0%
At least 2 years but less than 3 years	40%
At least 3 years but less than 4 years	60%
At least 4 years but less than 5 years	80%
At least 5 years	100%

13.4	MINIMUM CONTRIBUTION.

(a)

Amount of Contribution. For any Plan Year in which the Plan is a Top-Heavy Plan, the Employer shall contribute to the Account of each Non-Key Employee an amount equal to (1) the lesser of three percent (3%) of the Non-Key Employee’s Testing Compensation or the largest percentage of Testing Compensation

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contributed on behalf of any Key Employee for such Plan Year (determining such largest percentage by taking into account all contributions including Safe Harbor Matching Contributions for such Plan Year made by the Employer to such Key Employee’s Account) minus (2) any Employer contribution for such Plan Year for such Non-Key Employee that may have been made as of the Determination Date (including Safe Harbor Matching Contributions for such Plan Year made by the Employer).

(b)	Eligible Employees. The minimum contribution shall be made on behalf of each Participant who is a Non-Key Employee regardless of whether the Non-Key Employee has attained any minimum level of service for accrual purposes or Compensation for the Plan Year.

(c)	Coordination with Other Plan. If any Participant in this Plan is also covered by another defined contribution plan or defined benefit plan sponsored by the Employer, then for each year this Plan is a Top-Heavy Plan, the Participant’s receipt of a minimum guaranteed benefit under the other defined contribution plan or the defined benefit plan in accordance with Code Section 416(c)(1) shall satisfy the minimum contribution requirement.

* * * * End of Article 13 * * * *

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ARTICLE 14.

GENERAL PROVISIONS

14.1	INTERPRETATION.

(a)	Consistency. If any provision of this Plan or the Trust Agreement may be susceptible to more than one interpretation, the interpretation that shall always be given to such provision shall be consistent with this Plan and the Trust Agreement being an employees’ plan and trust agreement within the meaning of Code Sections 401(a) and 501, or as replaced by any sections of like intent and purpose.

(b)	Severability. In case any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

(c)	Number and Gender. Unless the context otherwise requires, words denoting the singular number may, and where necessary shall, be construed as denoting the plural number, and pronouns in the masculine gender include the feminine gender and pronouns in the neuter gender include the masculine and feminine gender.

(d)	Descriptive Headings. The headings of the Plan are inserted for convenience of reference only and shall have no bearing upon the meaning of the provisions hereof.

14.2	LIABILITY FOR PARTICIPANT REPRESENTATIONS. The Employer, the Administrator and the Trustee shall be discharged from any liability in acting upon any representations by any individual of any fact affecting his status under this Plan or upon any notice, request, consent, letter, telegram, or other document believed by them, or any of them, to be genuine, and to have been signed or sent by the proper person.

14.3	GOVERNING LAW. The Plan shall be construed, regulated and administered under the laws of the State of Colorado, except that if any such laws are superseded by any applicable federal law or statute, such federal law or statute shall apply.

* * * * End of Article 14 * * * *

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IN WITNESS WHEREOF, the Employer has caused the M.D.C. Holdings, Inc. 401(k) Savings Plan to be executed on this 29th day of October, 2008, effective as of January 1, 2008.

M.D.C. HOLDINGS, INC.
EMPLOYER

By:	/s/ Karen Gard
Title:	Vice President, Human Resources

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